Exhibit 2.1 25959758v2 PURCHASE AND ASSUMPTION AGREEMENT by and between BANK OF NORTH CAROLINA, a North Carolina bank as Buyer and CERTUSBANK, N.A., a national banking association as Seller Dated as of June 1, 2015

25959758v2 TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE OF CERTAIN ASSETS AND ASSUMPTION AND TRANSFER OF CERTAIN LIABILITIES .............................1 1.1 Purchase and Sale of Assets .....................................................................................1 1.2 Assets to be Retained by Seller ................................................................................3 1.3 Assumption of Liabilities of Seller ..........................................................................3 1.4 Liabilities to be Retained by Seller ..........................................................................4 1.5 Purchase Price and Cash Payment ...........................................................................5 1.6 The Closing, the Closing Date, and the Effective Time ..........................................6 1.7 Preliminary and Final Lists of Deposits and Loans .................................................6 1.8 Adjustments .............................................................................................................8 1.9 Real Property ...........................................................................................................8 1.10 Deliveries by Seller at the Closing.........................................................................14 1.11 Deliveries by Buyer at the Closing ........................................................................16 1.12 Further Assurances.................................................................................................17 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER ................................17 2.1 Organization and Standing .....................................................................................17 2.2 Execution and Delivery..........................................................................................17 2.3 Compliance with Laws, Permits and Instruments..................................................18 2.4 Litigation ................................................................................................................18 2.5 Governmental Approvals .......................................................................................18 2.6 Title to and Condition of the Assets ......................................................................18 2.7 Financial Information.............................................................................................18 2.8 Loans ......................................................................................................................19 2.9 Consents .................................................................................................................21 2.10 No Material Adverse Change With Respect to the Assets and Liabilities ...............................................................................................................21 2.11 Evidences of Indebtedness .....................................................................................21 2.12 Books and Records ................................................................................................22 2.13 Regulatory Compliance .........................................................................................22 2.14 Brokerage Fees.......................................................................................................22 2.15 Safe Deposit Contracts ...........................................................................................22 2.16 Tax Matters ............................................................................................................22 2.17 Real Property .........................................................................................................23 2.18 Leases .....................................................................................................................25 2.19 Deposits..................................................................................................................26 2.20 Employee Benefit Plans; Labor Matters ................................................................26 2.21 Available Funds .....................................................................................................26 2.22 No Further Representations or Warranties ............................................................26 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER .................................27 3.1 Organization and Standing .....................................................................................27

3.2	Execution and Delivery	27
3.3	Compliance with Laws, Permits and Instruments	27
3.4	Litigation	28
3.5	Consents	28
3.6	Brokerage Fees	28
3.7	Regulatory Conditions	28
3.8	No Further Representations or Warranties	28
ARTICLE 4	COVENANTS OF SELLER	28
4.1	Reasonable Efforts	28
4.2	Regulatory Approvals	29
4.3	Necessary Corporate Actions	29
4.4	Required Acts of Seller	29
4.5	Prohibited Acts of Seller	30
4.6	Access; Pre-Closing Investigation	31
4.7	Notice of Adverse Changes, Litigation and Claims	31
4.8	No Disclosure or Negotiation with Others	32
4.9	Notices to Customers	32
ARTICLE 5	COVENANTS OF BUYER	33
5.1	Reasonable Efforts	33
5.2	Regulatory Approvals	33
5.3	Notice of Adverse Changes, Litigation and Claims	33
5.4	Notice to Customers	34
5.5	Use of Name	34
ARTICLE 6	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER	34
6.1	Compliance with Representations, Warranties and Agreements	34
6.2	Necessary Corporate Actions	35
6.3	Governmental Approvals	35
6.4	No Litigation	35
6.5	No Material Adverse Change With Respect to the Assets and Liabilities	36
6.6	Consents of Third Parties	36
6.7	Title	36
6.8	Documentation	36
ARTICLE 7	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER	36
7.1	Compliance with Representations, Warranties and Agreements	36
7.2	Necessary Corporate Actions	36
7.3	Governmental and Other Approvals	36
7.4	No Litigation	37
7.5	Consents of Third Parties	37

25959758v2

25959758v2 7.6 Documentation .......................................................................................................37 ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT AND OBLIGATIONS; INDEMNIFICATION ................................37 8.1 Survival ..................................................................................................................37 8.2 Indemnification by Seller .......................................................................................37 8.3 Indemnification by Buyer ......................................................................................38 8.4 Limit on Indemnities ..............................................................................................39 8.5 Definitions..............................................................................................................40 8.6 Procedure for Indemnification ...............................................................................40 8.7 Assignment of Claims ............................................................................................41 8.8 Mitigation ...............................................................................................................41 8.9 Tax Treatment of Indemnity Payments ..................................................................41 8.10 Exclusive Remedy .................................................................................................42 ARTICLE 9 OPERATIONAL AGREEMENTS ........................................................................42 9.1 Replacement of Customer Check Stock and Debit Cards .....................................42 9.2 Payment of Checks, Drafts, and Orders .................................................................42 9.3 Clearing Items ........................................................................................................42 9.4 Returned Items .......................................................................................................42 9.5 Data Processing ......................................................................................................43 9.6 Compliance with Garnishments and Similar Orders .............................................43 9.7 Direct Deposit Arrangements ................................................................................43 9.8 Continuing Cooperation .........................................................................................43 9.9 Interest Reporting and Withholding.......................................................................43 9.10 Financial Statements ..............................................................................................43 9.11 Loans ......................................................................................................................44 9.12 Prepaid Expenses; Accrued Expenses ...................................................................44 9.13 Books and Records ................................................................................................44 9.14 Other Items.............................................................................................................45 9.15 Taxes ......................................................................................................................45 9.16 Allocation of Purchase Price ..................................................................................45 9.17 Actions With Respect to IRA and Keogh Plan Deposit Liabilities .......................45 9.18 Safe Deposit Box and Safekeeping Business.........................................................46 9.19 No Establishment of Offices in Area .....................................................................46 9.20 Non-Solicitation Agreement ..................................................................................47 9.21 Acknowledgment of Future Dispositions ..............................................................47 ARTICLE 10 EMPLOYEE MATTERS.......................................................................................48 10.1 Notice to Employees and Information ...................................................................48 10.2 Offer of Employment .............................................................................................48 10.3 Non-Assumed Employee; Costs of Termination ...................................................49 10.4 Communications ....................................................................................................49 10.5 Seller’s Retention of Liabilities .............................................................................49 10.6 No Third-Party Beneficiaries .................................................................................49 10.7 Non-Solicitation of Employees ..............................................................................49

25959758v2 ARTICLE 11 TERMINATION AND ABANDONMENT ..........................................................49 11.1 Right of Termination..............................................................................................49 11.2 Notice of Termination ............................................................................................50 11.3 Effect of Termination .............................................................................................50 ARTICLE 12 MISCELLANEOUS ..............................................................................................51 12.1 Entire Agreement ...................................................................................................51 12.2 Multiple Counterparts ............................................................................................51 12.3 Amendment ............................................................................................................51 12.4 Notices ...................................................................................................................51 12.5 Binding Effect ........................................................................................................52 12.6 Governing Law ......................................................................................................52 12.7 Severability ............................................................................................................52 12.8 Assignability ..........................................................................................................53 12.9 Rules of Construction ............................................................................................53 12.10 Expenses ................................................................................................................53 12.11 Waiver ....................................................................................................................53 12.12 Specific Performance .............................................................................................53 12.13 Public Disclosure ...................................................................................................54 12.14 Confidential Information .......................................................................................54

25959758v2 SCHEDULES Schedule A - Acquired Branches Schedule B - Excluded Branches Schedule 1.1(A) - Loans Schedule 1.1(B) - Safe Deposit Contracts Schedule 1.1(E) - Real Property Leases Schedule 1.1(F) - Real Property Schedule 1.1(G) - Branch Personal Property Schedule 1.1(I) - Other Assets Schedule 1.3(A) - Deposits Schedule 2.2 - Execution and Delivery Schedule 2.4 - Litigation Schedule 2.9 - Consents Schedule 2.13 - Regulatory Compliance Schedule 4.4 - Required Acts of Seller Schedule 10.2 - Offer Employees EXHIBITS Exhibit A-1 - Form of Closing Statement Exhibit A-2 - Form of Adjusted Closing Statement Exhibit B - Form of Bill of Sale Exhibit C - Form of Assignment and Assumption Agreement Exhibit D - Form of Limited Power of Attorney Exhibit E - Resignation and Appointment Agreement Exhibit F - Form of Limited Warranty Deed Exhibit G - Form of Loan Assignment Exhibit H - Form of Real Property Lease Assignment

25959758v2 DEFINED TERMS Term Section Accrued Expenses .................................................................................Section 1.8 Acquired Branches ................................................................................Recitals Adjusted Closing Statement ..................................................................Section 1.7(B) Adjustment Payment .............................................................................Section 1.7(D) Aggregate Purchase Price .....................................................................Section 1.5(A)(ii) Agreement .............................................................................................Preamble Area .......................................................................................................Section 9.20 Assets ....................................................................................................Section 1.1 Assignment and Assumption Agreement..............................................Section 1.10(G) Assumed Employee ..............................................................................Section 10.2 Bill of Sale ............................................................................................Section 1.10(G) Borrower Material Adverse Change .....................................................Section 4.7 Branch Employees ................................................................................Section 10.1 Branch Personal Property .....................................................................Section 1.1(G) Branch(es) .............................................................................................Recitals Business Day .........................................................................................Section 1.7(A) Buyer .....................................................................................................Preamble Cash On Hand .......................................................................................Section 1.1(D) Closing ..................................................................................................Section 1.6 Closing Date..........................................................................................Section 1.6 Closing Statement .................................................................................Section 1.7(A) Code ......................................................................................................Section 2.17(A) Decline Notice ......................................................................................Section 10.2 Defect(s) ................................................................................................Section 1.9(D) Deposit Agreements ..............................................................................Section 1.3(A) Depositors .............................................................................................Section 1.3(A) Deposits.................................................................................................Section 1.3(A) Effective Time ......................................................................................Section 1.6 Environmental Issue..............................................................................Section 1.9(B) Environmental Laws .............................................................................Section 2.18(G) Environmental Plan ...............................................................................Section 1.9(D) Environmental Reports .........................................................................Section 2.18(F) Excluded Assets ....................................................................................Section 1.2 Excluded Branches................................................................................Recitals Facility Plan ..........................................................................................Section 1.9(D) FDIC .....................................................................................................Section 2.1 Final List ...............................................................................................Section 1.7(B) Fixed Asset Purchase Price ...................................................................Section 1.5(A)(ii) GAAP ....................................................................................................Section 2.10 Hazardous Substances ...........................................................................Section 2.18(F) Independent Accounting Firm ..............................................................Section 1.7 (C) Insiders ..................................................................................................Section 8.5 Inspection Issues ...................................................................................Section 1.9(C)

25959758v2 Inspection Period ..................................................................................Section 1.9(C) IRAs ......................................................................................................Section 1.1(H) Keogh Plans ..........................................................................................Section 1.1(H) Knowledge ............................................................................................Section 1.10(F) Laws ......................................................................................................Section 2.18(D) Leasehold Improvements ......................................................................Section 1.1(E) Liabilities ..............................................................................................Section 1.3 Liens ......................................................................................................Section 1.9(A)(ii) Limited Power of Attorney ...................................................................Section 1.10(G) Limited Warranty Deed ........................................................................Section 1.9(A)(v) Loan(s) ..................................................................................................Section 1.1(A) Loan Assignment ..................................................................................Section 1.10(H) Loan Purchase Price ..............................................................................Section 1.5(A)(ii) Loss .......................................................................................................Section 8.8 Losses ....................................................................................................Section 8.5 Material Adverse Change .....................................................................Section 2.10 Offer Employees ...................................................................................Section 10.2 Payment Amount ..................................................................................Section 1.5(A) Permitted Encumbrances ......................................................................Section 1.9(A)(ii) Permitted Liens .....................................................................................Section 1.1 Phase I ...................................................................................................Section 1.9(B) Plan .......................................................................................................Section 1.9(D) Potential Contributor .............................................................................Section 8.7 Preliminary List ....................................................................................Section 1.7(A) Premium ................................................................................................Section 1.5(A)(i) Prepaid Expenses ..................................................................................Section 1.8 Principal Shareholder ............................................................................Section 8.5 Real Property ........................................................................................Section 1.1(F) Real Property Lease Assignment ..........................................................Section 1.10(K) Real Property Leases.............................................................................Section 1.1(E) Records .................................................................................................Section 1.1(C) RECs .....................................................................................................Section 1.9(B) Remediation Cost ..................................................................................Section 1.9(D) Representation Failure ..........................................................................Section 4.7 Resignation Agreement .........................................................................Section 1.10(G) RESPA ..................................................................................................Section 4.9(B) Retained Liabilities ...............................................................................Section 1.4 Safe Deposit Contracts ..........................................................................Section 1.1(B) Seller .....................................................................................................Preamble Settlement Payment ..............................................................................Section 1.7(A) Survey ...................................................................................................Section 1.9(A)(i) Taxes .....................................................................................................Section 2.17(C) Tax Returns ...........................................................................................Section 2.17(C) Termination Date ..................................................................................Section 11.1(B) Title Commitment .................................................................................Section 1.9(A)(i) Title Company ......................................................................................Section 1.9(A)(i)

Title Defects .... Section 1.9(A)(ii)
Third-Party Claim .... Section 8.6(A)

25959758v2

PURCHASE AND ASSUMPTION AGREEMENT THIS PURCHASE AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2015, by and between BANK OF NORTH CAROLINA, a North Carolina bank with its main office in Thomasville, North Carolina (“Buyer”), and CERTUSBANK, N.A., a national banking association with its main office in Greenville, South Carolina (“Seller”). RECITALS: WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, certain loans and assets associated with Seller’s branch offices at the locations identified on Schedule A (each, an “Acquired Branch” and collectively, the “Acquired Branches”), and to assume certain deposit accounts and related liabilities of Seller associated with the Acquired Branches as well as Seller’s branch offices at the locations identified on Schedule B (each, an “Excluded Branch” and collectively, the “Excluded Branches”, and together with the Acquired Branches, each a “Branch” and collectively, the “Branches”) on the terms and subject to the conditions set forth herein. NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions herein set forth, the parties hereto, intending to be legally bound hereby, do undertake, promise, covenant, and agree with each other as follows: ARTICLE 1 PURCHASE AND SALE OF CERTAIN ASSETS AND ASSUMPTION AND TRANSFER OF CERTAIN LIABILITIES 1.1 Purchase and Sale of Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 1.6), Buyer shall purchase and acquire from Seller and Seller shall sell, convey, assign, transfer, and deliver to Buyer all of Seller’s right, title, and interest in and to the following assets, free and clear of all liens, security interests, pledges, encumbrances, adverse claims, and demands of every kind, character, and description whatsoever, except for liens for taxes not yet due and payable (referred to herein as “Permitted Liens”), the Permitted Encumbrances (as defined in Section 1.9), and as otherwise provided in this Agreement (all of which are collectively referred to herein as the “Assets”): A. all of Seller’s right, title, and interest, including any participation interest, in the loans, including overdrafts, associated with deposit accounts being assumed pursuant to Section 1.3 and other extensions of credit, listed on Schedule 1.1(A) (as such Schedule may be updated in accordance with Section 1.7), as of the Effective Time (each, a “Loan,” and collectively, the “Loans”), including Seller’s rights with respect to any collateral securing the Loans;

2 B. all rights of Seller under safe deposit contracts and leases set forth on Schedule 1.1(B) (as such Schedule may be updated in accordance with Section 1.7), for the safe deposit boxes located at the Acquired Branches as of the Effective Time (the “Safe Deposit Contracts”); C. all books, records (including computer records and core system information), files, historical data, and documentation with respect to the Assets and the Liabilities (as defined in Section 1.3), in the form and manner kept by Seller, whether or not in electronic format (collectively, the “Records”), including, but not limited to: (i) signature cards, orders and contracts between Seller and its Depositors, and records of similar character with respect to the Deposits; (ii) loan files, loan instruments, collateral records, and credit files relating to the Loans; and (iii) the Safe Deposit Contracts; D. all cash on hand at the Acquired Branches as of the Effective Time, including ATM cash, vault cash, petty cash, tellers’ cash, and cash items in the process of collection (collectively, the “Cash on Hand”); E. all rights of Seller as lessee under the leases identified on Schedule 1.1(E), including any security deposits, (the “Real Property Leases”) and all leasehold improvements thereto (the “Leasehold Improvements”); F. all right, title, and interest of Seller as fee simple owner of the properties more particularly described on Schedule 1.1(F), and all improvements thereto including, without limitation, buildings, structures, parking facilities, and drive-in-teller facilities located thereon (collectively, the “Real Property”); G. (i) all furniture, fixtures, equipment, and other tangible personal property owned or leased by Seller relating to the Acquired Branches but excluding signage bearing Seller’s name, logo or service mark, and (ii) all maintenance and service agreements pertaining thereto and set forth on Schedule 1.1(G) (collectively, the “Branch Personal Property”), together with all assignable warranties; H. with regard to each account within the Deposits maintained by a customer for the stated purpose of the accumulation of funds to be drawn upon at retirement (which are generally known as IRAs, Keoghs, or SEPs and which are referred to throughout this Agreement as “IRAs” or “Keogh Plans”), all of Seller’s right, title, and interest in and to the related plan or trustee/custodian arrangements, and in and to all assets held by Seller pursuant thereto (subject to Section 9.17); I. the assets identified on Schedule 1.1(I); and J. the rights of action and claims related to the foregoing items, except to the extent relating solely to Retained Liabilities.

3 Buyer shall succeed to all rights, title, benefits, and interests of Seller in and to the Assets as of the Effective Time, and shall be entitled to receive all benefits therefrom as if Buyer had itself acquired such assets. 1.2 Assets to be Retained by Seller. Seller shall retain all assets not expressly purchased by Buyer pursuant to Section 1.1 (collectively, the “Excluded Assets”), including, but not limited to: A. all investment securities owned by Seller relating to the Branches; B. all other real estate owned by Seller or carried as in substance foreclosures that are associated with the Branches; C. all loans or participations in loans that are not Loans, including any loans previously charged-off by Seller; D. allowance for loan losses on all loans (including the Loans); and E. all customer credit card accounts. 1.3 Assumption of Liabilities of Seller. At the Closing, subject to the terms and conditions contained herein, Seller shall transfer and assign to Buyer, and Buyer shall assume, honor, pay, perform, and discharge from and after the Effective Time, as and when due and payable, the following liabilities of Seller and reflected on the Records of Seller (all of which are collectively referred to herein as the “Liabilities” and which Liabilities, for the avoidance of doubt, do not include the Retained Liabilities): A. all deposits associated with the Branches and listed on Schedule 1.3(A) (as such Schedule may be updated in accordance with Section 1.7) as of the Effective Time, (the “Deposits,” and the holders of record of the Deposits are hereinafter referred to as the “Depositors”), together with all rights, duties, and obligations of Seller associated therewith, including, but not limited to, the agreements with customers associated with such deposits (the “Deposit Agreements”), accrued but unpaid interest expense on such Deposits, and Seller’s duties and responsibilities relating to the Deposits with respect to (i) the abandoned property laws of any state, (ii) any legal process which is served on Seller on or before the Closing Date with respect to claims against or for the Deposits that are not over and above the amount of the Deposits, or (iii) any other applicable law. Schedule 1.3(A) shall set forth the Deposits as of April 30, 2015, and shall be updated, as applicable, to reflect the Deposits assumed by Buyer as of the Effective Time; B. all liabilities, duties and obligations of Seller arising or to be performed after the Effective Time under the Safe Deposit Contracts; C. all responsibilities, duties, and obligations of Seller arising or to be performed after the Effective Time with respect to the Loans, including the collateral for the Loans and the loan documents and loan instruments related to the Loans, including, without limitation, any obligations to make advances or disbursements of principal with respect to and in accordance with the terms of any Loan;

4 D. all responsibilities, duties, and obligations of Seller arising or to be performed after the Effective Time with respect to the Records; E. all responsibilities, duties, and obligations of Seller arising or to be performed after the Effective Time with respect to the Real Property Leases, the Leasehold Improvements, the Real Property, and the Branch Personal Property; and F. all responsibilities, duties, and obligations of Seller arising or to be performed after the Effective Time with respect to the retirement plans, arrangements, and other assets included in the Assets. Buyer shall succeed to and assume all obligations and liabilities of Seller with respect to the Liabilities as of the Effective Time, and shall be liable from then and thereafter to pay, discharge, and perform all of the Liabilities as if Buyer had itself incurred such obligations and liabilities, and Buyer shall succeed to all rights, offsets, and defenses of Seller in connection therewith. For purposes of this Agreement, the term “deposit” shall have the meaning of such term as defined in Section 3(l) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(l). 1.4 Liabilities to be Retained by Seller. Seller shall retain all liabilities or obligations not expressly assumed by Buyer pursuant to Section 1.3 (all of which are collectively referred to herein as the “Retained Liabilities”), including, but not limited to: A. all liabilities or obligations relating to the Excluded Assets; B. all real estate taxes accrued through the Effective Time on the Real Property and on the real property associated with the Real Property Leases to the extent such taxes are allocated to Seller as lessee under the Real Property Leases; C. all personal property taxes on Branch Personal Property accrued through the Effective Time; D. all common area maintenance charges, fees, assessments, and adjustments with respect to the Branches that are incurred, related to, or assessed for a period prior to the Effective Time; E. all liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings asserted by third parties against Seller and arising, commenced or resulting from the operations of the Branches prior to the Effective Time; and F. any environmental liability arising out of or relating to (i) the Real Property, or (ii) in whole or in part with respect to operations, conditions, events, or activities at or any presence or release of hazardous materials migrating to or from the Real Property, if any such claim, demand, or proceeding, or any notice of the foregoing, is made or commenced prior to the Effective Time, or if any such liability relates solely to a period prior to the Effective Time.

5 1.5 Purchase Price and Cash Payment. A. In consideration of the purchase and sale of the Assets and assumption of the Liabilities, the payment amount (the “Payment Amount”) shall equal the difference between: (i) (a) the book value of the Deposits as of the Effective Time plus (b) accrued interest payable on such Deposits as of the Effective Time, less (c) a premium on such Deposits (the “Premium”) calculated as set forth in Section 1.5(C) below, less (d) an amount equal to all Cash on Hand as of the Effective Time; and (ii) the sum of (a) the par value of the Loans as of the Effective Time (without reference to loss reserves, deferred costs, or revenues, if any, but as adjusted as set forth in Section 1.5(D) below) (the “Loan Purchase Price”), (b) the accrued interest receivable with respect to the Loans as of the Effective Time, (c) $2,521,000 for the Real Property and the Branch Personal Property located at 6650 Calhoun Memorial Highway, Easley, South Carolina 29640, (d) $993,000 for the Real Property and the Branch Personal Property located at 531 East Main Street, Spartanburg, South Carolina 29302, (e) $72,000 for the Real Property and the Branch Personal Property located at 787-H East Butler Road, Mauldin, South Carolina 29662, (f) $142,000 for the Real Property and the Branch Personal Property located at 530 West Wade Hampton Boulevard, Greer, South Carolina 29650, (g) $104,000 for the Real Property and the Branch Personal Property located at 2415 Laurens Road, Greenville, South Carolina, 29607, (h) $3,710,000 for the Real Property and the Branch Personal Property located at 1111 Augusta Road, Greenville, South Carolina 29605, and (i) $1,000,000 for the Real Property Leases, the Leasehold Improvements and the Branch Personal Property located at 3900 Pelham Road, Greenville, South Carolina 29615 ((c) – (i), collectively, the “Fixed Asset Purchase Price, and together with the Premium and the Loan Purchase Price, the “Aggregate Purchase Price”). B. As described in Section 1.7, the Payment Amount shall be paid in the form of a Settlement Payment plus or minus, as the case may be, the Adjustment Payment. C. The Premium shall be an amount equal to (i) 2.75% of the average daily balance of the Deposits (which, for the avoidance of doubt, shall exclude any accrued but unpaid interest expense on such Deposits) for the period commencing ten (10) calendar days prior to and inclusive of the day prior to the Closing Date and ending on the day prior to the Closing Date, minus (ii) the amount of any such Premium in excess of $2,882,000 in the aggregate calculated with respect to Deposits which are evidenced by or categorized as certificates of deposit or that are IRAs or Keogh Plans, minus (iii) the amount of any such Premium in excess of $2,837,000 in the aggregate calculated with respect to Deposits which are money market deposit accounts, minus (iv) the amount of any such Premium in excess of $83,000 in the aggregate calculated with respect to Deposits which are savings accounts. D. Between the date hereof and the Closing Date and solely with respect to Loans, the aggregate principal balance of which exceeds $500,000, in the event that

6 Buyer determines that (i) a Buyer Material Adverse Change has occurred with respect to such Loan, or (ii) a Representation Failure has occurred with respect to such Loan, the Loan Purchase Price payable pursuant to this Agreement with respect to such Loan shall be reduced from the par value of such Loan to the fair market value of such Loan as determined by Buyer and Seller in good faith. Buyer and Seller shall use commercially reasonable efforts and work in good faith in order to determine the fair market value of such Loan during the five (5) Business Day period following the date on which Buyer and/or Seller become aware of such issue related to such Loan. If Buyer and Seller are unable to agree on the fair market value of such Loan during such five (5) Business Day period, the Chief Executive Officer of Buyer and the Chief Executive Officer of Seller shall meet or confer to determine the fair market value of such Loan. If the Chief Executive Officer of Buyer and the Chief Executive Officer of Seller are unable to determine the fair market value of such Loan within five (5) Business Days, then Seller and Buyer shall mutually select an independent third party appraisal firm to resolve such dispute, it being understood that Credit Risk Management, L.L.C. is acceptable to Buyer and Seller. The decision of the third party appraiser shall be final, conclusive, and binding on Buyer and Seller. The costs and expenses of the third party appraiser shall be shared equally by Buyer and Seller. 1.6 The Closing, the Closing Date, and the Effective Time. The purchase and sale of the Assets and the assumption of the Liabilities pursuant to this Agreement (the “Closing”) shall occur on the later of (i) October 16, 2015, and (ii) as soon as practicable following receipt of all necessary regulatory approvals, the expiration of any mandatory waiting periods, and the satisfaction or waiver of all conditions precedent set forth in Article 6 and Article 7, or such other date as the parties may mutually agree. The Closing shall be held at 10:00 a.m. Eastern Time at a mutually agreeable location, or by facsimile or electronic transmission of signed counterparts of this Agreement, the ancillary agreements related to this Agreement, and wire transfer payments. The date of the Closing is referred to herein as the “Closing Date.” The effective time (the “Effective Time”) shall be 6:01 p.m., Eastern Time, on the Closing Date or such other time as Buyer and Seller shall mutually agree, notwithstanding the actual time that the Closing occurs. 1.7 Preliminary and Final Lists of Deposits and Loans. A. On the day prior to the Closing Date, Seller shall furnish to Buyer an updated list (each, a “Preliminary List”) of the Deposits in the form of Schedule 1.3(A) and Loans (including principal balance, maturity date, and accrued interest) in the form of Schedule 1.1(A), each as of the close of business three (3) Business Days prior to the Closing Date, together with such other information necessary to calculate the Payment Amount as of such date certified by the Chief Executive Officer or any other authorized officer of Seller (acting in his or her official capacity, and not individually), to be true and correct as of such date. On the day prior to the Closing Date, Seller shall also deliver to Buyer the settlement statement prepared in accordance with the terms of this Agreement, substantially in the form of Exhibit A-1 to this Agreement (the “Closing Statement”), which shall be prepared and dated as of three (3) Business Days prior to the Closing Date and be the basis of the payment to be made by Seller to the Buyer’s account (or Buyer to the Seller’s account) on the Closing Date (the “Settlement Payment”). For the purposes of

7 this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which commercial banks in Greenville, South Carolina, are authorized or required to close. B. Within five (5) Business Days following the Closing Date, Seller shall furnish Buyer with (i) an updated list (the “Final List”) of the Deposits in the form of Schedule 1.3(A) and Loans in the form of Schedule 1.1(A), as of the Effective Time, and such other information necessary to calculate the Payment Amount, certified by the Chief Executive Officer or any other authorized officer of Seller (acting in his or her official capacity, and not individually) to be true and correct in all material respects as of such date and (ii) the adjusted settlement statement prepared in accordance with the terms of this Agreement, substantially in the form of Exhibit A-2 to this Agreement (the “Adjusted Closing Statement”) and shall be dated as of the Effective Time. C. The Final List and Adjusted Closing Statement shall become final and binding on Buyer and Seller ten (10) Business Days after being delivered to Buyer or upon such earlier date as Buyer and Seller may agree, unless Buyer gives written notice to Seller of its disagreement with respect to any item included in or excluded from such Final List or Adjusted Closing Statement. Buyer and Seller shall use commercially reasonable efforts to resolve any such disagreement during the five (5) Business Day period after receipt by Seller of any such notice. If the disagreement is not resolved within such five (5) Business Day period, the Chief Executive Officer of Buyer and the Chief Executive Officer of Seller shall meet or confer to resolve such dispute, and cause the Final List and Adjusted Closing Statement to be modified, if appropriate, to reflect such resolution whereupon, if such dispute has been fully resolved, the Final List and Adjusted Closing Statement shall become final and binding. If the Chief Executive Officer of Buyer and the Chief Executive Officer of Seller are unable to fully resolve such dispute within ten (10) Business Days after receipt by Seller of Buyer’s notice of disagreement, then Seller and Buyer shall mutually select an independent accounting firm to resolve such dispute (the “Independent Accounting Firm”), it being understood that Dixon Hughes Goodman LLP is acceptable to Buyer and Seller. The parties shall instruct the Independent Accounting Firm to promptly review this Section 1.7 and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Final List and Adjusted Closing Statement requires adjustment. Buyer and Seller shall make available to the Independent Accounting Firm all relevant books and records and other items reasonably requested by the Independent Accounting Firm. The parties shall request that the Independent Accounting Firm deliver to Buyer and Seller, as promptly as practicable but in no event later than thirty (30) days after its retention, a written report which sets forth its resolution of the disputed items. The decision of the Independent Accounting Firm shall be final, conclusive, and binding on the parties. The costs and expenses of the Independent Accounting Firm shall be allocated between the parties based upon the percentage which the portion of the total contested amount not awarded to each party bears to the total amount actually contested. Each party hereto agrees to execute, if requested by the Independent Accounting Firm, a customary engagement letter, including customary indemnities in favor of the Independent Accounting Firm. This Section 1.7(C) shall not affect the indemnification rights and obligations set forth in Article 8 of this Agreement.

8 D. On the Business Day after the Final List and Adjusted Closing Statement become final and binding pursuant to Section 1.7(C), Buyer shall pay to Seller (or Seller shall pay to Buyer) an amount (the “Adjustment Payment”) equal to the amount due and stated on the Adjusted Closing Statement, together with accrued interest on the amount of such adjustment calculated at the federal funds rate in effect on the Closing Date for the number of days elapsed between the Closing Date and the date of such Adjustment Payment. E. The Settlement Payment and the Adjustment Payment shall each be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two (2) Business Days prior to such payment, unless otherwise agreed by the parties. 1.8 Adjustments. Except as otherwise expressly stated in this Agreement, utility charges, real property taxes and special assessments, personal property taxes, and other ordinary operating expenses of the Acquired Branches shall be prorated between Seller and Buyer through the Effective Time such that Seller shall be responsible for all such costs and expenses incurred for periods before the Effective Time and Buyer shall be responsible for all such costs and expenses incurred for periods after the Effective Time. The Final List shall include the amount of Accrued Expenses and Prepaid Expenses, and the Payment Amount shall be adjusted to reflect such amounts. “Accrued Expenses” shall mean those expenses allocable to Seller pursuant to this Section that have not been paid by Seller prior to the Closing Date and that will be paid by Buyer following the Closing Date. “Prepaid Expenses” shall mean those expenses allocable to Buyer pursuant to this Section that have been paid by Seller prior to the Closing Date. For purposes of the Final List, the amount of Accrued Expenses shall be added to the Payment Amount, and the amount of Prepaid Expenses shall be subtracted from the Payment Amount. 1.9 Real Property. A. Title Matters. (i) Seller has made available to Buyer copies of all title and lease information in the possession of Seller, including, but not limited to, title insurance policies, surveys, covenants, deeds, notes and mortgages, subleases, and easements relating to the Real Property (including copies of the deeds vesting title in the Real Property in Seller and copies of all documents, instruments, or agreements evidencing or creating the exceptions referenced in Seller’s title policy). Buyer will be deemed to have received all of the foregoing unless it provides notice to Seller that it has not received some or all of the foregoing within fifteen (15) days following the date of this Agreement. Within thirty (30) days after execution of this Agreement, Buyer shall obtain a title insurance commitment for the Real Property (the “Title Commitment”) issued by a reputable national title insurance company acceptable to Buyer (the “Title Company”) and, at Buyer’s option, an ALTA land title survey of the Real Property dated subsequent to the date of this Agreement, prepared and certified as to all matters shown thereon by a surveyor licensed by the State of South Carolina

9 (the “Survey”), which Survey may show the location of all improvements and shall be sufficient for the Title Company to insure over standard survey-related exceptions in the final title insurance policies. In addition, the Survey shall include a notation stating whether or not a portion of such Real Property is located in a 100-year flood plain, flood-prone area of special flood hazard and shall show the specific location of any portions of such Real Property that may be located in any such flood areas. The cost of the Title Commitments and Survey shall be the responsibility of Buyer. (ii) Buyer agrees to notify Seller in writing within thirty (30) days after the date of this Agreement of any mortgages, pledges, liens, encumbrances, reservations, subtenancies, encroachments, restrictions, activity or use limitations, easements, overlaps, or other title exceptions or zoning or similar land use violations or defects shown in the Title Commitment or the Survey related to the Real Property to which Buyer reasonably objects (the “Title Defects”). Buyer agrees that Title Defects shall not include (1) real property taxes not yet due and payable; (2) existing easements, restrictions, and rights of way that do not materially interfere with the use, development, or redevelopment of the Real Property as a branch office or otherwise, or materially affect the value thereof, as determined by Buyer in its reasonable discretion; or (3) printed exceptions on the jacket of the Title Commitment generally contained in ALTA owner’s standard coverage policies of title insurance but excluding the standard exceptions which Seller covenants to cause to be removed at Closing (collectively, the “Permitted Encumbrances”). Permitted Encumbrances shall not include any mortgages, liens, or other monetary encumbrances created by, through, or under Seller (collectively, “Liens”) except the Permitted Liens. Seller shall make a good faith effort to correct any Title Defect to Buyer’s reasonable satisfaction at least thirty (30) days prior to the Closing; provided that, except to satisfy or cause to be released of record all Liens other than Permitted Liens, Seller shall not be obligated to cure Title Defects pursuant to this Section 1.9. If, within such thirty (30) day period, Seller (x) fails to cure any such Title Defects to Buyer’s reasonable satisfaction or (y) gives notice to Buyer that it has elected not to remedy or remove some or all of the Title Defects, Buyer and Seller shall attempt to negotiate the terms and conditions of the sale of such Real Property, including a corresponding Payment Amount adjustment that is agreeable to both parties. Notwithstanding the foregoing, in the event that Buyer and Seller are not able to renegotiate the terms and conditions of such sale within five (5) Business Days of such dispute arising, Buyer shall have the option (upon written notice to Seller, such notice to be received by Seller no later than ten (10) days after the expiration of such five (5) Business Day negotiation period) to (A) terminate this Agreement with respect to the specific parcel of real property and the Acquired Branch associated therewith, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch, (B) waive its objection to such Title Defect(s), in which case such Title Defect(s) shall be deemed to be a Permitted Encumbrance, or (C) enter into a lease with Seller with respect to the specific parcel of real

10 property on terms reasonably acceptable to both Buyer and Seller, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch. If Buyer fails to give such notice within such ten (10) day period, Buyer will be deemed to have waived such Title Defect(s) pursuant to subclause (A) in the preceding sentence. (iii) Buyer shall have the right to update title matters at Closing for any changes that may have arisen between the date of the Title Commitment and the Closing Date. If such update indicates that any Title Defects have been placed of record since the date of the Title Commitment, and Buyer reasonably objects thereto, then Seller may elect to delay the Closing for up to thirty (30) days while Seller makes a good faith effort to cure such Title Defects to Buyer’s reasonable satisfaction; provided that, except to satisfy or cause to be released of record all Liens other than Permitted Liens, Seller shall not be obligated to cure Title Defects pursuant to this Section 1.9. If, within such thirty (30) day period, Seller (x) fails to cure any such Title Defects to Buyer’s reasonable satisfaction or (y) gives notice to Buyer that it has elected not to remedy or remove some or all of the Title Defects, Buyer and Seller shall attempt to negotiate the terms and conditions of the sale of such Real Property, including a corresponding Payment Amount adjustment that is agreeable to both parties. Notwithstanding the foregoing, in the event that Buyer and Seller are not able to renegotiate the terms and conditions of such sale within five (5) Business Days of such dispute arising, Buyer shall have the option (upon written notice to Seller, such notice to be received by Seller no later than ten (10) days after the expiration of such five (5) Business Day negotiation period) to (A) terminate this Agreement with respect to the specific parcel of real property and the Acquired Branch associated therewith, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch, (B) waive its objection to such Title Defect(s), in which case such Title Defect(s) shall be deemed to be a Permitted Encumbrance or (C) enter into a lease with Seller with respect to the specific parcel of real property on terms reasonably acceptable to both Buyer and Seller, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch. If Buyer fails to give such notice within said ten (10) day period, Buyer will be deemed to have waived such Title Defect(s) pursuant to provision (B) in the preceding sentence. (iv) If requested by the Title Company, Seller shall execute and deliver to the Title Company at Closing the Title Company’s customary form of title affidavit if required for the issuance of an ALTA owner’s standard coverage policy of title insurance and the removal of the standard exceptions. (v) At Closing, Seller shall deliver to Buyer completed deeds in the form attached hereto as Exhibit F by which it is to convey title to the Real

11 Property to Buyer on the Closing Date, which shall be limited warranty deeds (the “Limited Warranty Deed”), subject only to the Permitted Encumbrances. B. Environmental Matters. Buyer shall have the right to conduct a Phase I environmental site assessment compliant with the ASTM E1527-05 Standard, as such standard may be amended or revised (a “Phase I”), with respect to the Real Property at Buyer’s sole cost and expense. Seller shall allow reasonable access to the Real Property to Buyer and its employees, agents, contractors, consultants, or other representatives in order to conduct such Phase I. Buyer shall report the final results of any such Phase I, together with its objections to the following, if any, to Seller no later than sixty (60) days after the date of this Agreement: (a) any identified recognized environmental conditions (“RECs”) associated with the Real Property, (b) any material violation of applicable Environmental Laws (as later defined) that affects the Real Property or the use thereof as a branch office or (c) any condition of the Real Property that would require investigation or clean-up under applicable Environmental Laws; provided, that without the prior written consent of Seller, Buyer shall not conduct any soil sampling, conduct any ground water monitoring or install any test well or undertake any other invasive investigation that requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. If Buyer’s Phase I results in any recommendation that groundwater be sampled, test wells be installed, corrective or remedial action be undertaken, further investigation requiring a permit or license (or other authorization) be performed, that a Phase II environmental site assessment be conducted, or that results or information be supplied to involved governmental authorities (whether or not Seller consents to allow the recommended work or activity), Seller and Buyer shall address such recommendation as set forth in subsection (D) below. Seller has no Knowledge (as later defined herein) and has not received any written or other notice from any local, state or federal governmental agency or authority regarding: (i) any material violation of applicable Environmental Laws that affects the Real Property or the use thereof as a branch office, (ii) any condition of the Real Property that would require investigation or clean-up under any applicable Environmental Laws or which would result in a significant diminution in value of the Real Property, or (iii) any existing RECs associated with the Real Property. If Buyer objects to any Environmental Issue, Seller and Buyer shall address such Environmental Issue as set forth in subsection (D) below. As used herein, the term “Environmental Issue” shall mean an issue discovered by Buyer’s investigation (including information contained in a Phase I or, if applicable, a subsequent environmental assessment) which (A) constitutes a REC or a material violation of applicable Environmental Laws that affects the use of the Real Property as a branch office; (B) consists of any condition at, on, in, or under the Real Property that would reasonably be expected to give rise to a material liability under applicable Environmental Laws including, without limitation, clean-up and remediation obligations or any other material environmental contamination; or (C) would result in a significant diminution in value of the Real Property. Seller has made available to Buyer all documents in the possession of Seller or its agents pertaining to the environmental condition of the Real Property. Buyer agrees to keep all such documents pertaining to the environmental condition of the Real Property confidential and agrees to instruct its agents and environmental consultants to keep such documents confidential. Seller shall

12 cooperate in the performance of any environmental assessments, provided that such assessments are conducted at a mutually agreeable date and time after reasonable prior notice to Seller by Buyer and such assessments are accomplished in a manner intended to minimize disruption to the operations of the Acquired Branches. C. Facilities Inspection. Buyer shall have the right, at Buyer’s expense, for and during the period ending thirty (30) days following the date of execution of this Agreement (the “Inspection Period”), to inspect the physical condition of the Real Property and the buildings thereon for any issues in its use as a branch office (the “Inspection Issues”). Notwithstanding the foregoing sentence, the parties agree that Inspection Issues are limited to testing for lead paints, asbestos, and PCBs (polychlorinated biphenyls), and major structural issues with the foundation, load-bearing walls, floor slabs, and other structural components. The parties further agree that Inspection Issues shall not include certain deferred maintenance including but not limited to the replacement of the roof or HVAC systems, or application of window sealant, or any issues with glass, plumbing systems from the point of connection, carpet, electrical systems from the point of connection, doors, windows, interior walls, light fixtures, and utility systems, or any cosmetic issues whatsoever. These inspections shall be conducted during regular business hours by qualified inspectors or employees of Buyer or its affiliates following at least five (5) days’ written notice to Seller. Prior to entry upon the property, Buyer will confirm to Seller the existence of general liability insurance in coverage amounts reasonably acceptable to Seller. Any physical disturbance to the Real Property shall be subject to Seller’s prior approval, which may be subject to such reasonable repair and restoration conditions as Seller may impose (including, without limitation, the obligation to repair any disturbed area to its condition immediately prior to that disturbance). Buyer promptly shall provide Seller with copies of any and all final written reports in connection with those inspections, at no cost to Seller, upon Seller’s request. D. Correction of Defects. If Buyer discovers a defect or defects in the Real Property with respect to Inspection Issues or Environmental Issues (a “Defect” or “Defects”), Buyer, at its option, shall within twenty (20) days after receipt of the final inspection report detailing the Inspection Issues or receipt of the final Phase I report, whichever the case may be, provide notice to Seller of either (a) its intention to lease the specific parcel of real property from Seller on terms reasonably acceptable to both Buyer and Seller, in which case the Payment Amount shall be reduced accordingly, (b) its acceptance of such Real Property “as is” with respect to the Inspection Issues or environmental condition, (c) as to environmental conditions, its election to request that Buyer be permitted to cause to be prepared at its sole expense a Phase II environmental site assessment of such Real Property, or such other appropriate investigation as Buyer deems necessary, which shall include to the extent feasible a plan to remedy the contamination and perform further investigation (if necessary) and an estimate of the cost of any remediation or other follow-up work that may be necessary to address, identify, or monitor contamination (an “Environmental Plan”), or (d) as to Inspection Issues, its option to be prepared a plan to address and remedy the Inspection Issues of concern (a “Facility Plan”). In the event that Seller chooses not to permit Buyer to conduct a Phase

13 II environmental site assessment of such Real Property, or such other appropriate investigation as Buyer deems necessary, Buyer shall have the option to (1) terminate this Agreement with respect to the specific parcel of real property and the Acquired Branch associated therewith, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch, (2) enter into a lease with Seller with respect to the specific parcel of real property on terms reasonably acceptable to both Buyer and Seller, in which case the Payment Amount shall be reduced accordingly, to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch or (3) accept such Real Property “as is” with respect to the environmental condition. If necessary, the parties shall postpone the Closing Date to enable the parties to undertake the preceding activities. Upon receipt of an Environmental Plan or Facility Plan (each is hereafter referred to as a “Plan”) and the estimate of the costs of all remediation, repair and follow-up work (including investigation, monitoring and obtaining institutional controls), Buyer and Seller shall attempt to agree upon a course of action to implement the applicable Plan, as the case may be. The estimated total cost for completing a Plan is referred to as the “Remediation Cost” and, subject to the following sentence, Seller agrees to pay the Remediation Cost related to any Plan so long as the Remediation Cost does not exceed $5,000. In the event that (y) within twenty (20) days following the receipt of any final Phase II environmental site assessment report (or such other appropriate investigation as Buyer deems necessary) and any Plan, Buyer and Seller are unable to agree to a course of action for implementing the Plan or (z) the Remediation Cost with regard to a Plan exceeds $5,000, Buyer shall have the option (upon written notice to Seller, such notice to be received by Seller no later than ten (10) days after the expiration of such twenty (20) day negotiation period or after Buyer becomes aware of clause (z) above) to (1) terminate this Agreement with respect to the specific parcel of real property and the Acquired Branch associated therewith, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch, (2) enter into a lease with Seller with respect to the specific parcel of real property on terms reasonably acceptable to both Buyer and Seller, in which case the Payment Amount shall be reduced accordingly, to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch or (3) accept such Real Property “as is” with respect to the environmental condition or Inspection Issues. E. Destruction or Damage Prior to Closing. In the event of material damage to or destruction of all or any portion of any Real Property by fire or other casualty prior to the Closing, Seller will promptly notify Buyer of the nature and extent of such damage or destruction, the amount estimated to be necessary to repair or restore the Real Property, the amount, if any, of insurance proceeds that are available to make such repairs or restoration and the estimated period of time it will take to make such repairs or restoration. If there is any material damage or destruction to the Real Property then, at Buyer’s option, Buyer may (1) terminate this Agreement with respect to the specific parcel of real property and the Acquired Branch associated therewith, in which case the Payment Amount shall be reduced accordingly to the extent of the Real Property and Branch Personal Property of the applicable Acquired Branch, (2) take title to such Real Property subject to such damage or destruction with Seller assigning to Buyer all of

14 Seller’s rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction, or (3) request that Seller cause the repairs to be made, in which case Seller shall cause the repairs to be made. If necessary, the parties shall postpone the Closing Date to enable Seller to complete such repairs or, Buyer may close on the Assets and assume the Liabilities subject to the surviving obligation of Seller to complete such repairs. 1.10 Deliveries by Seller at the Closing. At the Closing, Seller shall execute, acknowledge and deliver to Buyer, in recordable form as appropriate, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to Buyer’s obligations to close hereunder): A. the Records; B. the Assets that are capable of physical delivery; C. a certificate duly executed by an authorized officer of Seller (acting in his or her official capacity, and not individually), dated as of the Closing Date, pursuant to which such officer shall certify that (i) the representations and warranties of Seller as set forth in this Agreement were true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the date hereof and remain true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which the accuracy of which shall be determined as of such earlier date), (ii) Seller has performed or complied in all material respects with all material agreements, terms, covenants, and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Effective Time except as specifically provided to the contrary in this Agreement, and (iii) that since April 30, 2015, there has been no Material Adverse Change or any condition, event, change or occurrence that, individually or collectively, is reasonably likely to have a Material Adverse Change (as defined in Section 2.10); D. a certificate duly executed by the Secretary of Seller (acting in his or her official capacity, and not individually) pursuant to which such officer shall certify (i) the due adoption by the board of directors of Seller of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of Seller; and (ii) the incumbency and true signatures of those officers of Seller duly authorized to act on its behalf in connection with the transaction contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and thereby on behalf of Seller;

15 E. all documents, contracts, certificates, instruments, keys, and records necessary or appropriate to transfer the safe deposit and safekeeping businesses related to the Safe Deposit Contracts; F. a list, certified by an authorized officer of Seller (acting in his or her official capacity, and not individually), setting forth all garnishments, similar court orders, tax liens, and orders of any governmental entity in effect with respect to the Deposits, as of which Seller has Knowledge as of the close of business on the Business Day immediately preceding the Closing Date (“Knowledge,” for purposes of this Agreement, means the actual knowledge of the party’s “officers” (as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934) after reasonable and due inquiry); G. an executed bill of sale in the form of Exhibit B hereto by which Seller transfers the Assets to Buyer (the “Bill of Sale”), an assignment and assumption agreement in the form of Exhibit C hereto by which Seller assigns the Liabilities to Buyer and Buyer assumes the Liabilities from Seller (the “Assignment and Assumption Agreement”), a limited power of attorney in the form of Exhibit D hereto (the “Limited Power of Attorney”), and an agreement in the form of Exhibit E hereto pursuant to which Seller appoints Buyer as successor trustee/custodian for those Deposits associated with the Branches held for the benefit of various individual retirement account arrangements (the “Resignation Agreement”); H. an executed global assignment of the Loans, in substantially the form of Exhibit G (the “Loan Assignment”) assigning all of the rights, benefits and title to each of the Loans; I. all collateral security of any nature whatsoever in Seller’s possession or control with respect to the Loans, including, without limitation, any and all insurance policies, held by Seller as collateral for any of the Assets; J. Limited Warranty Deed(s) subject only to Permitted Encumbrances as provided for under Section 1.9; K. lease assignment and assumption agreements, in recordable form with respect to each Real Property Lease that has a memorandum of lease of public record, in substantially the form of Exhibit H with respect to each Real Property Lease (the “Real Property Lease Assignment”); L. an affidavit of Seller certifying that Seller is not a “foreign person” as defined in the federal Foreign Investment in Real Property Tax Act of 1990; M. all personnel records and employee files with respect to all Assumed Employees (as defined in Section 10.2); N. written copies of all required consents of third parties described in Section 2.5 below;

16 O. written consents of the lessors (and any other required third party consent) with respect to the Real Property Lease Assignments, to the extent that such consents are required under such leases to effect the assignment of Seller’s interest therein; and P. if the Settlement Payment is an amount greater than zero, Seller shall pay to Buyer at Closing an amount equal to the Settlement Payment, in immediately available funds (such payment to be made at a time no later than 2:00 p.m., Eastern Time, on the Closing Date). For the avoidance of doubt, the parties hereby agree that each note or promissory note, lost instrument affidavit, loan agreement, shared credit or inter-creditor agreement, reimbursement agreement, any other evidence of indebtedness of any kind, or any other agreement, document, or instrument evidencing a Loan, and all modifications to the foregoing, shall be endorsed without recourse, and without representation or warranty by Seller, express or implied, except as set forth in this Agreement. 1.11 Deliveries by Buyer at the Closing. At the Closing, Buyer shall execute, acknowledge and deliver to Seller, in recordable form as appropriate, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to Seller’s obligations to close hereunder): A. executed Assignment and Assumption Agreement, Real Property Lease Assignments, Loan Assignment, and Resignation Agreement; B. a certificate duly executed by an authorized officer of Buyer (acting in his or her official capacity, and not individually), dated as of the Closing Date, pursuant to which such officer shall certify that (i) the representations and warranties of Buyer as set forth in this Agreement were true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the date hereof and remain true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which the accuracy of which shall be determined as of such earlier date) and (ii) Buyer has complied in all material respects with all covenants contained in Article 5 and its other agreements set forth herein; C. a certificate duly executed by the Secretary of Buyer (acting in his or her official capacity, and not individually) pursuant to which such officer shall certify (i) the due adoption by the board of directors of Buyer of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of Buyer, and (ii) the incumbency and true signatures of those officers

17 of Buyer duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and thereby on behalf of Buyer; and D. if the Settlement Payment is an amount less than zero, Buyer shall pay to Seller at Closing an amount equal to the absolute value of such negative Settlement Payment, in immediately available funds (such payment to be made at a time no later than 2:00 p.m., Eastern Time, on the Closing Date). 1.12 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party hereto shall, at the reasonable expense of the requesting party (to the extent of any out of pocket costs incurred), execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any additional financial obligation or liability) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date (except to the extent expressly made only as of a specified date, in which case as of such date), as follows: 2.1 Organization and Standing. Seller is a national banking association, duly organized, and validly existing under the laws of the United States of America, and has the requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to own, operate, and lease its properties and to carry on the business and activities now conducted by it related to the Branches. Seller is an insured depository institution as defined in the Federal Deposit Insurance Act, and all of the Deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) to the full extent provided by law. 2.2 Execution and Delivery. Seller has the requisite corporate power to enter into this Agreement with Buyer, to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby. Except as set forth on Schedule 2.2, Seller has taken all corporate and shareholder action, if any, necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Seller, and each constitutes or at Closing will constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws and judicial decisions relating to or affecting the rights of creditors generally, by general principles of equity (whether applied in a proceeding at law or in equity), and by the orderly liquidation provisions of Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

18 2.3 Compliance with Laws, Permits and Instruments. The Branches have been operated in all material respects in accordance with applicable federal and state laws, rules, and regulations. The execution, delivery, and (provided the required regulatory, shareholder, and third party approvals, if any, are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under any provision of the articles of association or bylaws of Seller or any mortgage, indenture, lease, agreement, or other instrument or any permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, writ, injunction, statute, law, ordinance, rule, or regulation applicable to Seller or the Branches that would be reasonably likely to result in a Material Adverse Change. The rating of Seller under the Community Reinvestment Act of 1997 is no less than “needs to improve.” 2.4 Litigation. Except as set forth in Schedule 2.4, there are no actions, claims, suits, investigations, or proceedings pending or, to Seller’s Knowledge, threatened affecting the Assets or Liabilities at law or in equity, or by or before any governmental department, commission, board, bureau, agency, or instrumentality, that, if determined adversely to Seller, would be reasonably likely to result in a Material Adverse Change. No legal action, suit, or proceeding or judicial, administrative, or governmental investigation is pending or, to Seller’s Knowledge, threatened against Seller that questions or might question the validity of this Agreement or any actions taken or to be taken by Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby. To Seller’s Knowledge, there are no facts or circumstances that would reasonably be expected to result in any material claims, obligations or liabilities with respect to the Acquired Branches, the Assets or the Liabilities other than as otherwise disclosed in this Agreement. 2.5 Governmental Approvals. Except for the approval of the FDIC, the OCC and the North Carolina Commissioner of Banks, no approval, consent, authorization or action of, or filing or notice with, any governmental body (including any regulatory agency or body) is required on the part of Seller in connection with (a) the execution, delivery or performance by Seller of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Seller of the transactions contemplated hereby. 2.6 Title to and Condition of the Assets. Seller has good and marketable title, free and clear of all security interests, mortgages, encumbrances, pledges, trust agreements, liens, or other adverse claims to any of the Assets other than Permitted Liens or Permitted Encumbrances. As of the date of this Agreement and as of the Closing Date, the Branch Personal Property is or will be, as the case may be, in good and serviceable condition and repair, reasonable wear and tear excepted. No person or entity other than Seller has any right, title, or interest in and to any of the Assets other than the Permitted Liens. Upon payment, pursuant to Section 1.5(A) of this Agreement, Buyer will acquire good and marketable title to the Assets, free and clear of any lien, charge, encumbrance, option, or adverse claim other than Permitted Liens or Permitted Encumbrances. 2.7 Financial Information. The financial and regulatory information set forth in (i) the Call Report (and any other consolidated reports of condition and income) filed by Seller for the period ended December 31, 2014, and (ii) the unaudited balance sheet and income statement

19 relating to the Acquired Branches furnished by Seller to Buyer for the period ended April 30, 2015, in each case, is true and correct in all material respects at such dates. 2.8 Loans. A. The sale of the Loans is made without recourse against Seller or representation or warranty by Seller, whether expressed, implied or imposed by law, of any kind or nature except as provided in this Agreement. Seller does not represent, warrant or insure the accuracy or completeness of any information contained in the loan files which was prepared by third party accountants, engineers, appraisers, environmental consultants, or other professionals. Without limiting the generality of the foregoing and except as otherwise provided for in this Agreement, Seller does not make any representations or warranties with respect to the collectability of the Loans or the value of the collateral or any portion thereof. Seller has provided to Buyer access as requested by Buyer to its loan files (including relevant information held in desk files of loan officers) for all Loans existing as of April 30, 2015, which loan files shall be updated as of the Closing Date in connection with delivery of the Preliminary List and the Final List pursuant to Section 1.7, and, in each case as so updated, such loan files shall be true and accurate in all material respects as of each such date. B. Each Loan included in the Assets was made or acquired by Seller in the ordinary course of business materially consistent with its policies and guidelines then in effect. C. Except with respect to loan participations owned by Seller, none of the Loans are presently serviced by third parties, and, to Seller’s Knowledge, there are no obligations, agreements, or understandings whatsoever that could result in any Loan becoming subject to any such third party servicing. D. There are no misrepresentations of material facts made by officers or employees of Seller in the credit files relating to the Loans, provided that the term “facts” shall not include judgments or opinions of such officers or employees which were made in good faith or information which is reflective of information supplied by the borrower or other third parties. E. With respect to each Loan: (i) such Loan was solicited, originated, and currently exists in material compliance with all applicable requirements of federal laws and regulations promulgated thereunder and to the extent, if any, that their applicability to Seller is not preempted by federal laws and regulations, state and local laws and regulations promulgated thereunder (for purposes of this clause (i), a Loan would not be in material compliance if the noncompliance adversely affects the value or collectability of the Loan in any material respect or subjects the lender to any penalty or liability); (ii) to Seller’s Knowledge, each note, agreement, or other instrument evidencing a Loan and any related security agreement or instrument (including,

20 without limitation, any guaranty or similar instrument) constitutes a valid, legal, and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, laws governing fraudulent conveyance or equitable subordination principles, and other laws of general applicability relating to or affecting creditors’ rights generally, and, to Seller’s Knowledge, all actions necessary to perfect any related security interest have been duly taken; (iii) there has been no material modification to or, to Seller’s Knowledge, material waiver of the terms of the applicable loan documents except as reflected in writing in the applicable file or files of Seller related to such Loan; (iv) to Seller’s Knowledge, there is no valid claim or valid defense (including the defense of usury) to the enforcement of such Loan or a valid right of setoff or rescission; (v) to Seller’s Knowledge, no claim or defense (including the defense of usury) to the enforcement of a Loan or a valid right of setoff or rescission has been asserted with respect any Loan; (vi) Seller has not taken or failed to take any action that would entitle any obligor or other party to assert successfully any claim against Seller or Buyer (including without limitation any right not to repay any such obligation or any part thereof); (vii) such Loan (A) was made in all material respects in accordance with Seller’s standard underwriting and documentation guidelines as in effect at the time of its origination; and (B) has been administered in all material respects in accordance with Seller’s standard loan servicing and operating procedures as in effect from time to time; (viii) to Seller’s Knowledge, no borrower, endorser or guarantor is in bankruptcy or, except as reflected in writing in the loan file for such Loan, has been released from liability on the Loan; (ix) to Seller’s Knowledge, there are no facts, circumstances, or conditions with respect to such Loan, the collateral therefor, or the borrower’s or any endorser’s or guarantor’s credit standing that could reasonably be expected to cause such Loan to become delinquent or adversely affect the collectability, value, or marketability of such Loan or the remedies available against the collateral in the event of any default; (x) there is no pending or, to Seller’s Knowledge, threatened litigation or claims which may affect in any way the title or interest of Seller or the borrower in and to such Loan, the collateral for such Loan (including endorsements and guarantees) and the promissory note or the mortgage or deed of trust;

21 (xi) there are no pending or, to Seller’s Knowledge, threatened foreclosures by third parties, total or partial condemnation or repossession proceedings or insurance claims with respect to such Loan or the collateral for such Loan; (xii) Seller owns each Loan free and clear of all liens, claims, and encumbrances other than Permitted Liens; and (xiii) No approval, consent, authorization or action of, or notice to, any borrower, endorser, or guarantor is required in connection with the transfer of any Loan to Buyer. 2.9 Consents. There are no agreements, contracts or commitments affecting the Assets to which Seller is a party and that require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness thereof, except for consents set forth on Schedule 2.9. 2.10 No Material Adverse Change With Respect to the Assets and Liabilities. Since April 30, 2015, no event has occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Change. “Material Adverse Change,” as used in this Agreement, means any condition, event, change, or occurrence that, individually or collectively, has had or is reasonably likely to have a material adverse effect on the Assets or the Liabilities in the hands of Buyer or the ability of Seller to perform in all material respects its obligations under, and to consummate the transactions contemplated by, this Agreement; provided, however, that none of the following, and no effect arising out of or resulting from the following, shall be deemed to be a Material Adverse Change: (i) any conditions, events, changes, or occurrences generally affecting the economy or the credit, financial, or capital markets in the United States, including changes in interest or exchange rates; (ii) conditions, events, changes, or occurrences arising out of, resulting from, or attributable to acts of sabotage, terrorism, war (whether or not declared), any escalation or worsening of such acts of sabotage, terrorism, or war (whether or not declared) threatened or underway as of the date of this Agreement, pandemics, earthquakes, hurricanes, tornados, tsunamis, or other natural disasters occurring in the United States, or (iii) conditions, events, changes or occurrences arising out of, resulting from or attributable to changes in law, generally accepted accounting principles (“GAAP”) or other accounting standards, regulatory accounting principles generally applicable to banks or regulations, or any changes in the interpretation of enforcement of any of the foregoing. 2.11 Evidences of Indebtedness. No evidences of indebtedness reflected as Assets of Seller associated with the Branches are subject to any defenses, offsets, or counterclaims that may be asserted against Seller or the present holder thereof. With respect to Loans included in the Assets, the borrowers’ obligations with respect to each Loan are secured by a validly perfected security interest in the collateral specified in the Loan documents, if any, in favor of Seller as secured party, having the priority as described in the Loan documents. Seller has been charging interest and other amounts due under the Loan documents in accordance with the terms of such Loan documents.

22 2.12 Books and Records. The Records are complete, correct in all material respects, and have been maintained in accordance with good business practice in the ordinary course of business. Such Records have been prepared, to the extent applicable, in accordance with GAAP consistently applied throughout the periods involved (subject to normal year-end adjustments). 2.13 Regulatory Compliance. Except as disclosed in writing to Buyer, all reports, records, and other documents or information involving any of the Assets or the Liabilities or the operation of the Branches that are required to be filed by Seller with any regulatory authority including, without limitation, the OCC and the Internal Revenue Service, have been duly and timely filed and all information and data contained in such reports, records, or other documents is true, accurate, and correct in all material respects. Seller has not received notice from any governmental authority indicating it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement. 2.14 Brokerage Fees. Seller has not paid or agreed to pay any fee or commission to any agent, broker, finder, or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby, except for fees of Sandler O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc., which are the sole responsibility of Seller. All negotiations relating to this Agreement have been conducted by Seller directly and without the intervention of any person other than Sandler O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc. in such manner as to give rise to any valid claim against Seller for any brokerage commission or like payment. 2.15 Safe Deposit Contracts. Each Safe Deposit Contract is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party has breached any provision or is in default of any Safe Deposit Contract. 2.16 Tax Matters. A. With respect to all interest bearing accounts assigned to Buyer, the records of Seller transferred to Buyer contain or will contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with all information reporting and tax withholding requirements under federal and state laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”). B. All Tax Returns (as defined below) required to be filed on or before the Closing Date (taking into account any properly and timely filed extensions) by Seller with respect to any material Taxes (as defined below) payable in respect of the Assets or the Liabilities have been or will be timely filed with the appropriate governmental body in all jurisdictions in which such Tax Returns are required to be filed. All Taxes owed by Seller with respect to the Assets or the Liabilities have been or will be paid when due, whether or not shown on such applicable Tax Return. There are no claims, assessments, levies, administrative proceedings, or lawsuits pending or, to Seller’s Knowledge, threatened by any taxing authority with respect to the Assets or Liabilities; and no audit

23 or investigation of any Tax Return of Seller with respect to the Assets or Liabilities is currently underway or, to Seller’s Knowledge, threatened. C. As used in this Agreement, the term “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll, and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, and other governmental charges or obligations of the same or of a similar nature to any of the foregoing, which Seller is required to pay, withhold, or collect. As used in this Agreement, the term “Tax Returns” shall mean all reports, estimates, declarations of estimated tax, information statements, and returns relating to or required to be filed in connection with any Taxes relating to the Assets or the Liabilities, including information returns or reports with respect to backup withholding and other payments to third parties. 2.17 Real Property. A. Seller has received no written notice of any actual or pending condemnation proceedings against the Real Property and, to Seller’s Knowledge, no such proceedings are threatened or proposed. B. Neither Seller nor any of its Affiliates has entered into any agreement regarding the Real Property, and the Real Property is not subject to any claim, demand, suit, Lien (other than Permitted Liens), proceeding, or litigation of any kind, pending or outstanding, or to Seller’s Knowledge, threatened or likely to be made or instituted, that would in any way be binding upon Buyer or its successors or assigns or materially affect or limit Buyer’s or its successors’ or assigns’ use and enjoyment of the Real Property or that would materially limit or restrict Seller’s right or ability to enter into this Agreement and consummate the transactions contemplated hereby. C. Seller has, and will transfer to Buyer at Closing, good and marketable title, such as is insurable by any reputable title insurance company, to the Real Property. The Real Property has not been taken by eminent domain (nor has any written notice been received that the Real Property is the subject of a pending or contemplated taking which has not been consummated). D. Seller has operated the Real Property materially in accordance with all applicable federal, state, and local laws, rules, regulations, orders, statutes, ordinances, and requirements (collectively, the “Laws”) and there are no material violations of any applicable Laws associated with the Real Property. Seller has not received any notice of a violation of any applicable Laws concerning the use of the Real Property or its general compliance with applicable Laws. Furthermore, Seller has received no written notice of

24 any material default or breach by Seller under any covenant, condition, restriction, right of way or easement affecting the Real Property or any portion thereof, and, to Seller’s Knowledge, no such default or breach now exists. E. No Person other than Seller presently has, and at Closing no Person will have, any right in any of the Real Property or any right to use or occupy any portion of the Real Property. To Seller’s Knowledge, the Real Property (including all improvements, buildings, structures, systems, components, such as HVAC, electrical, lighting, plumbing, sewer, utilities, fire sprinkler (if required by applicable Laws), and drainage) are all in working order in a well-maintained condition, normal wear and tear excepted, and there are no material defects or deferred maintenance in or on or with respect to the Real Property. F. Each parcel of Real Property is and has been operated by Seller in material compliance with all applicable Environmental Laws (as defined in Subsection G below). Seller has received no notice of, and to Seller’s Knowledge, (1) there are no Hazardous Substances (as hereinafter defined) on, under or at the Real Property except for those de minimis amounts of Hazardous Substances kept in the ordinary course of business and in compliance with all Environmental Laws; (2) the Real Property has not been used for industrial purposes or for the storage, generation, handling, treatment, or disposal of Hazardous Substances; and (3) the Real Property has not been listed or designated by a governmental agency as requiring remediation related to Hazardous Substances. Seller has made available to Buyer prior to the date hereof any written environmental site assessments, reports, or studies assessing the presence of Hazardous Substances located on the Real Property or otherwise assessing the environmental condition of the Real Property that is within the possession or control of Seller as of the date hereof (collectively, “Environmental Reports”). “Hazardous Substances,” as used herein, means: any substance, compound, material, condition, vapor, pollutant, contaminant, mixture, chemical, or waste that is now or hereafter (i) designated or determined by any state, local, or federal governmental authorities, agencies, boards, commissions, or other political subdivisions to be radioactive, corrosive, ignitable, infectious, toxic, explosive, or carcinogenic, or otherwise potentially injurious to public health, safety, natural resources, or property; (ii) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “oil,” “pollutant” or “contaminant” under any provision of any Environmental Laws (as hereafter defined); (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1321 or listed pursuant to § 307 of the Clean Water Act, 33 U.S.C. § 1317; (iv) defined as a “hazardous waste” pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; (v) defined as a “hazardous substance” pursuant to § 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; or (vi) determined to be a “hazardous chemical substance or mixture” pursuant to the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. The term Hazardous Substances shall include without limitation: petroleum, and petroleum byproducts, asbestos, polychlorinated biphenyls, polynuclear aromatic hydrocarbons, cyanide, formaldehyde, lead, lead-based paint, mercury, acetone, volatile organic compounds, and styrene.

25 G. Except as set forth in any Environmental Reports disclosed to and provided to Buyer: (i) there are no legal, administrative, arbitral, or other proceedings, claims or actions pending or, to Seller’s Knowledge, threatened against Seller with respect to the Real Property nor are there governmental or third party environmental investigations or remediation activities that seek to impose or that could reasonably be likely to result in the imposition, on Seller with respect to the Real Property, of any liability or obligation arising under any Environmental Laws which liability or obligation would reasonably be likely, individually or in the aggregate, to have a Material Adverse Change; (ii) with respect to the Real Property there have been no releases, emissions or discharges, or threatened releases, emissions or discharges, of Hazardous Substances in, on, under or affecting any such property which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Change; and (iii) Seller is not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation pursuant to Environmental Laws with respect to the Real Property. For purposes hereof, “Environmental Laws” shall mean: every local, state, or federal law (including common law), ordinance, regulation, rule, standard, code, statute, judicial or administrative order or decree, permit, license, approval, authorization and similar requirement of any governmental agency, governmental authority, or other governmental boards, commissions, or other political subdivisions relating in any way to any Hazardous Substances, or to the health and safety of humans, wildlife, natural resources, or the environment, including without limitation: the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. § 9601 et seq., the Clean Water Act 33 U.S.C. § 1251 et seq., the Clean Air Act 42 U.S.C. §7401 et seq., the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act 12 U.S.C. § 2601 et seq., the Occupational Safety and Health Act (OSHA) 42 U.S.C. § 6901 et seq., and the South Carolina Pollution Control Act, S.C. Code § 48- 1-10, all as hereafter amended. H. All taxes, including, but not limited to, real estate taxes, transaction privilege taxes, sales taxes, excise taxes, transfer taxes, contracting taxes, stamp taxes, and documentary taxes, associated with the Real Property (including all aspects of the Real Property and the conduct of Seller’s business on or at the Real Property) arising or accruing on or prior to the Closing have been or will be promptly paid by Seller. I. Seller has not received written notice from any government entity of any new (or increases in existing) assessments or special taxing districts that will be levied (or are under consideration by any governmental agency or body) in connection with the Real Property. 2.18 Leases. Each Real Property Lease is the valid and binding obligation of Seller, and to Seller’s Knowledge, of each other party thereto; and there does not exist with respect to Seller’s material obligations thereunder, or, to Seller’s Knowledge, with respect to the material obligations of the lessor or sublessee, as applicable, thereof, any default, or event or condition that constitutes or, after notice or passage of time or both, would constitute a default on the part of Seller or the lessor or sublessee, as applicable, under any such Real Property Lease. As used in this Section 2.18, the term “lessor” includes any sub-lessor of the property to Seller. The Real

26 Property Leases give Seller the right to occupy the building and land comprising the related Acquired Branch in accordance with the terms of such Real Property Lease. There are no subleases relating to any Acquired Branch created or suffered to exist by Seller. 2.19 Deposits. All of the Deposit accounts have been administered and originated, in compliance in all material respects with the documents governing the relevant type of Deposit account and all applicable Laws. The Deposit accounts are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid in full when due. All of the Deposits are transferable at the Closing to Buyer and, to Seller’s Knowledge, there are no Deposits that are subject to any judgment, decree or order of any regulatory authority. Prior to the date of this Agreement, Seller has provided Buyer with forms of all deposit agreements related to the Deposits and all such forms contain all material terms of the Deposits. 2.20 Employee Benefit Plans; Labor Matters. A. Seller provided to Buyer on the date hereof, in writing, complete and accurate lists of the Branch Employees as of no more than ten (10) Business Days prior to the date of this Agreement, with such list indicating each Branch Employee’s job title, status (active or on statutory or employer approved leave and full-time or part-time), annual current salary or wage rate, incentive compensation for performance year 2014, business location, exempt/non-exempt status under the Fair Labor Standards Act (as classified by Seller or its Affiliates), regularly scheduled hours, job band, annual vacation entitlement, applicable incentive plan and date of hire (original and most recent as applicable). Such lists shall be updated by Seller and provided to Buyer on dates that are mutually agreed to by Buyer and Seller. B. No Branch Employee is a member of, represented by or otherwise subject to any (i) labor union, works council or similar organization or (ii) collective bargaining agreement, in each case with respect to such Branch Employee’s employment with Seller. With respect to any Branch Employee, (i) Seller is not the subject of any proceeding seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor to Seller’s Knowledge is any such proceeding threatened, and (ii) no strike or similar labor dispute by the Branch Employees is pending or, to Seller’s Knowledge, threatened. 2.21 Available Funds. Seller will have, as of the Closing Date, sufficient funds to consummate the transactions contemplated by this Agreement, including the making of payments pursuant to Section 1.10(Q) and, if applicable, Section 1.7(D). 2.22 No Further Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN ARTICLE 2 OF THIS AGREEMENT, NEITHER THE SELLER NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, NOR ANY OTHER PERSON, MAKES OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY TO THE BUYER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO ANY ASSETS BEING TRANSFERRED TO OR LIABILITIES BEING ASSUMED BY THE BUYER, OR THE

27 TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, AND THE SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WHETHER BY THE SELLER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date (except to the extent expressly made only as of a specified date, in which case as of such date), as follows: 3.1 Organization and Standing. Buyer is a state bank, duly organized and validly existing under the laws of the State of North Carolina, and has the power and authority (including all licenses, franchises, permits and other governmental authorizations that are legally required) to own, operate and lease its properties and to carry on the business and activities now conducted by Buyer. Buyer is an insured depository institution as defined in the Federal Deposit Insurance Act, and all of its deposits are insured by the Deposit Insurance Fund of the FDIC to the full extent provided by law. 3.2 Execution and Delivery. Buyer has the requisite corporate power to enter into this Agreement, to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby. Buyer has taken all corporate action (and shareholder action, if any) necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Buyer, and each constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally, by general principles of equity (whether applied in a proceeding at law or in equity) and by the orderly liquidation provisions of Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act. 3.3 Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under, any provision of the organizational documents of Buyer or any mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Buyer or its properties that would reasonably be likely to result in a Material Adverse Change. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions

28 contemplated hereby, except for filings required in order to obtain the required regulatory approvals, as described in Section 6.3. 3.4 Litigation. No legal action, suit, or proceeding or judicial, administrative, or governmental investigation is pending or, to Buyer’s Knowledge, threatened (or any basis therefor known by Buyer) against Buyer that questions or might question the validity of this Agreement or any actions taken or to be taken by Buyer pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby. 3.5 Consents. Other than the approvals described in Section 6.3, no approval, consent, authorization or action of, filing with or notice to, any governmental body or other third party is required on the part of Buyer in connection with (a) the execution, delivery or performance by Buyer of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Buyer of the transactions contemplated hereby. 3.6 Brokerage Fees. Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby, except for fees of Banks Street Partners, LLC, which are the sole responsibility of Buyer. All negotiations relating to this Agreement have been conducted by Buyer directly and without the intervention of any person other than Banks Street Partners, LLC in such manner as to give rise to any valid claim against Buyer for any other brokerage commission or like payment. 3.7 Regulatory Conditions. Buyer is an “eligible depository institution” as defined in 12 C.F.R. §303.2(r). The only regulatory applications that Buyer is required to file and have approved to permit it to consummate the transactions contemplated hereby are Interagency Bank Merger Act applications to be filed with the FDIC and the North Carolina Commissioner of Banks. Buyer has not received notice from any governmental authority indicating it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement. 3.8 No Further Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN ARTICLE 3 OF THIS AGREEMENT, NEITHER THE BUYER NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, NOR ANY OTHER PERSON, MAKES OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY TO SELLER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WHETHER BY BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON. ARTICLE 4 COVENANTS OF SELLER 4.1 Reasonable Efforts. Seller agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

29 4.2 Regulatory Approvals. Seller shall use commercially reasonable efforts to obtain all regulatory approvals required to be obtained by Seller in connection with the transactions contemplated by this Agreement. Seller shall promptly, but in no event later than five (5) Business Days after receipt of a request by Buyer, furnish Buyer with all information concerning Seller reasonably required for inclusion in any application or statement required by law to be made by Buyer to or filed by Buyer with any governmental body in connection with the transactions contemplated by this Agreement, and Seller represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading provided, however, that, if requested in writing by Seller, Buyer shall request confidential treatment with respect to any non-public information provided by Seller. Seller shall otherwise use commercially reasonable efforts to cooperate with Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers, and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement. 4.3 Necessary Corporate Actions. In accordance with and subject to applicable law and its articles of association and bylaws, Seller shall promptly take any and all requisite corporate actions and other steps and secure any other corporate approvals, including any requisite shareholder’s approval, necessary to authorize and consummate this Agreement and the transactions contemplated hereby. 4.4 Required Acts of Seller. Except as otherwise (i) provided on Schedule 4.4 or (ii) may be required by any regulatory authority or applicable law or expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, Seller shall, with respect to the Branches, as applicable, unless otherwise permitted in writing by Buyer: A. operate the Branches in the ordinary course of business; B. use its commercially reasonable efforts to preserve its business relationships with its present customers, Depositors and Offer Employees; C. perform in all material respects all of its obligations under contracts, leases, and documents relating to or affecting its assets, properties, and business associated with the Branches except such obligations as Seller may in good faith reasonably dispute; D. maintain each Branch in its current operating condition and repair, ordinary wear and tear excepted, as reasonably necessary to preserve the value of the Assets and Liabilities; E. maintain in full force and effect all insurance policies with respect to the Assets and Liabilities now in effect or renewals thereof, and give all notices and present all claims under all insurance policies in due and timely fashion as reasonably necessary to preserve the value of the Assets and Liabilities; F. timely file all reports required to be filed with governmental authorities (including regulatory authorities) with respect to the Assets and Liabilities and observe

30 and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses, and permits, subject only to permitted extension periods; G. timely file all Tax Returns required to be filed by it with respect to the Assets and Liabilities and promptly pay all Taxes, assessments, governmental charges, duties, penalties, interest, and fines that become due and payable with respect to the Assets and Liabilities, subject only to permitted extension periods and to good faith disputes and protests; H. withhold from each payment made to each of the Offer Employees the amount of all Taxes (including, but not limited to, federal income taxes, FICA taxes, and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; I. continue to follow and, when necessary in Seller’s good faith opinion, implement, policies, procedures, and practices regarding the identification, monitoring, classification, and treatment of Assets and Liabilities in accordance with prudent banking practices; and J. cooperate with and reasonably assist Buyer in assuring the orderly transition of the business of the Branches, the Offer Employees, and Branch furniture, fixtures, equipment, and facilities with respect to the Assets and Liabilities from Seller to Buyer. 4.5 Prohibited Acts of Seller. Except as otherwise may be required by any regulatory authority or applicable law or expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed: A. introduce any new material method of management or operation of the Branches; B. materially increase the rate of compensation of any Offer Employee or enter into any employment contracts with any Offer Employee; C. take any action that would be likely to result in a Material Adverse Change; D. default with respect to any provision of any insurance policy now or hereafter in effect relating to the Branches; E. enter into any transaction materially affecting any Asset or Liability other than in the ordinary course of business; F. offer at the Branches any deposit with terms, rates, or conditions that are materially inconsistent with Seller’s past practices and which, in any event, are materially either over or under what would be considered market rates (i.e., rates generally offered

31 by similarly situated banks in the immediately surrounding areas of the Branches) at the time of the offer; G. offer or renew (i) at the Branches any brokered deposit, any deposit of the type described in 12 CFR Part 337.6(b)(3)(ii), or any “public unit deposit” as such term is defined in 12 CFR Part 330, or (ii) any deposit evidenced by or categorized as a certificate of deposit and that is associated with the Branch located at 1510 North Main Street, Anderson, South Carolina 29621; H. sell, transfer, pledge, encumber, or otherwise dispose of any of the Assets or enter into any agreement with respect to any such transaction; I. renew, extend the maturity of, or alter any of the material terms of any Loan of $350,000 or more, and J. renew, extend the maturity of, or alter any of the material terms of any Loan less than $350,000, except in the ordinary course of business consistent in all material respects with past practice; K. renew or extend, without Buyer’s prior written consent, any contract pertaining to the Branches for a period in excess of 90 days; or L. cause or permit the transfer to or from the Branches to or from Seller’s other operations of any deposits of the type included in the Liabilities, provided, however, that Seller may transfer deposits to or from Seller’s other branch or offices upon a request of the Depositors not solicited by Seller. 4.6 Access; Pre-Closing Investigation. Prior to the Closing, Seller shall afford the officers, agents, and authorized representatives of Buyer reasonable access to the Branches and the Records of Seller, including, without limitation, all Branch facilities and Loan files, pertaining to the Assets and Liabilities and Offer Employees in order that Buyer may have full opportunity to prepare for the transition of the Acquired Branches and the Assets and Liabilities, to make such reasonable investigation as it shall desire to make of the Assets and Liabilities and the satisfaction of the conditions precedent to Buyer’s obligations described in Article 6. Seller agrees at any time, and from time to time, to furnish to Buyer as soon as reasonably practicable, any additional information pertaining to the Assets and Liabilities and Offer Employees as Buyer may reasonably request. In addition, Seller shall provide Buyer reasonable access to the Branches for a mutually agreeable period of time preceding the Closing Date for the purpose of making preparations for systems conversion after the Closing Date. Buyer agrees to provide Seller three (3) days’ prior written notice of its intent to conduct any investigations hereunder, and shall conduct such investigations during normal business hours of Seller (or at such other times as may be mutually agreed) and in a manner which does not unreasonably interfere with the normal operations of Seller. 4.7 Notice of Adverse Changes, Litigation and Claims. Seller shall promptly notify Buyer in writing if Seller becomes aware of (i) any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in

32 Seller’s failure to comply with any covenant, condition, or agreement contained in this Agreement (a “Representation Failure”), (ii) any litigation, or any claim, controversy, or contingent liability that might become the subject of litigation against Seller materially affecting, or reasonably expected to materially affect, the Branches; (iii) any change that has occurred or, to Seller’s Knowledge, has been threatened (or any development that has occurred or, to Seller’s Knowledge, been threatened involving a prospective change) in the business, financial condition, operations or prospects of Seller that is or may reasonably be expected to result in a Material Adverse Change; or (iv) any change that has occurred or, to Seller’s Knowledge, has been threatened (or any development that has occurred or, to Seller’s Knowledge, has been threatened involving a prospective change) in the business, financial condition, operations, cash flows, or prospects of a borrower with respect to a Loan that is or may reasonably be expected to result in a material adverse effect upon the condition, financial or otherwise, properties, business, assets, deposits, earnings, or results of operations or cash flows of such borrower (a “Borrower Material Adverse Change”). 4.8 No Disclosure or Negotiation with Others. Seller shall not disclose, and shall use commercially reasonable efforts to prevent the disclosure of, any of the terms or conditions hereof to any other person except for disclosure required by appropriate regulatory authorities and disclosure on a “need to know” basis to Seller’s directors, officers, employees, agents, advisors, representatives, and affiliates (subject to Section 12.14), and as long as this Agreement shall remain effective, Seller shall not, directly or indirectly, or through any of its affiliates, nor shall it knowingly permit any of its officers, directors, employees, shareholders, representatives, or agents to, directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, or discuss or negotiate with, or provide any information to, any corporation, partnership, limited liability company, person, or other entity or group (other than Buyer or an affiliate or an associate of Buyer or an officer, partner, employee, or other authorized representative of Buyer or such affiliate or associate) concerning any sale of or similar transaction involving any portion of the Assets or the Liabilities. Seller shall promptly cease and cause to be terminated any current negotiations conducted with any parties other than Buyer with respect to the acquisition or purchase of any portion of the Assets or the Liabilities. 4.9 Notices to Customers. A. Buyer and Seller agree to jointly mail or cause to be jointly mailed to each of the Depositors, each holder of a safe deposit box domiciled at the Acquired Branches, and to such other customers as may be required by applicable law, such notice of the contemplated transfer of the Assets and the Liabilities as may be required as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. B. As soon as practicable, but in no event later than fifteen (15) days prior to the Closing Date (or such shorter period permitted by law), Seller and Buyer shall give joint notice to each customer to the extent required under the Real Estate Settlement Procedures Act (“RESPA”), of the transfer of the servicing of any Loan subject to RESPA.

33 C. Buyer and Seller shall share equally the costs and expenses incurred in complying with this Section 4.9 and with Section 5.4. ARTICLE 5 COVENANTS OF BUYER 5.1 Reasonable Efforts. Buyer agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement. 5.2 Regulatory Approvals. Buyer shall use commercially reasonable efforts to obtain all regulatory approvals required to be obtained by Buyer in connection with the transactions contemplated by this Agreement. Buyer agrees to (i) make draft copies of the applications (except for the confidential portions) available to Seller upon request, (ii) file the applications as soon as commercially reasonable on a date mutually acceptable to Buyer and Seller, (iii) request confidential treatment by the appropriate federal and/or state regulatory authorities of all non- public information submitted in the applications if and to the extent requested in writing by Seller, (iv) promptly provide Seller and its counsel with copy of the applications as filed (except for any confidential portions thereof) and all notices, orders, opinions, correspondence, and other documents with respect thereto, and (v) provide Seller with a copy of any regulatory approval, consent, or nonobjection (or regulatory denial or objection) it receives under this Section 5.2, promptly after Buyer’s receipt of the same. Buyer shall promptly, but in no event later than five (5) Business Days after receipt of a request by Seller, furnish Seller with all information concerning Buyer reasonably required for inclusion in any application or statement required by law to be made by Seller to or filed by Seller with any governmental body in connection with the transactions contemplated by this Agreement, and Buyer represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Buyer shall otherwise cooperate with Seller in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement. Buyer shall promptly advise Seller upon receiving any written communication from any governmental body or regulatory agency or authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes Buyer to believe that any required approval or consent or other approval required hereunder will not be obtained or that receipt of any such approval or consent will be materially delayed. 5.3 Notice of Adverse Changes, Litigation and Claims. Buyer shall promptly notify Seller in writing if Buyer becomes aware of (i) any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Buyer’s failure to comply with any covenant, condition, or agreement contained in this Agreement, or (ii) any litigation, or any claim, controversy or contingent liability that might become the subject of litigation, against Buyer if such litigation might impede, delay or prevent consummation of the transactions contemplated by this Agreement.

34 5.4 Notice to Customers. A. Buyer and Seller agree to jointly mail or cause to be jointly mailed to each of the Depositors, each holder of a safe deposit box domiciled at the Acquired Branches, and to such other customers as may be required by applicable law, such notice of contemplated transfer of the Assets and the Liabilities as may be required as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. B. As soon as practicable, but in no event later than fifteen (15) days prior to the Closing Date (or such shorter period as allowed by RESPA), Seller and Buyer shall give joint notice to each customer to the extent required under RESPA, of the transfer of the servicing of any Loan subject to RESPA. C. Buyer and Seller shall share equally the costs and expenses incurred in complying with this Section 5.4 and with Section 4.9. 5.5 Use of Name. It is understood that Seller is not transferring to Buyer any right, title or interest in or to, or any right or license to use, Seller’s name or any assumed name in connection with the Assets or Liabilities or otherwise. Accordingly, Buyer shall not use, keep, or claim any registered or unregistered trademark, service mark, trade name, or other identification commonly associated with Seller, or any sign, display, or similar material of Seller or any banking or other forms, stationery, passbooks, checks, traveler’s checks, cashier’s checks, manager’s checks, or similar banking material of Seller or bearing Seller’s name or other similar marks or identification (except to the extent necessary to conduct business operations and with Seller’s prior consent following Closing, and then only if Seller’s name, marks or identification are obliterated from such material, and such material is clearly identified as that of Buyer), or any proprietary material of Seller including, without limitation, operating manuals, training manuals, and public relations, explanatory or advertising materials. No agency relationship exists between the parties hereto. At no time, whether before or after the Closing Date, shall Buyer transact any business in the name of Seller or in any way hold itself out as the actual or apparent agent of Seller; provided that nothing in this Section 5.5 will be construed to limit Buyer’s right to use Seller’s name, marks, banking materials, or similar identification in connection with actions permitted or contemplated by Article 9 or actions taken with respect to the Loans under the Limited Power of Attorney granted by Seller to Buyer pursuant to this Agreement. ARTICLE 6 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part in writing by Buyer: 6.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Seller in this Agreement or in any schedule delivered to Buyer pursuant hereto shall have been true and correct in all respects (in the case of any

35 representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) when made and shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the Effective Time with the same force and effect as if such representations and warranties were made at and as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which the accuracy of which shall be determined as of such earlier date). Seller shall have performed or complied in all material respects with all material agreements, terms, covenants, and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Effective Time except as specifically provided to the contrary in this Agreement. 6.2 Necessary Corporate Actions. Seller shall have taken any and all requisite corporate actions and other steps and secured any other corporate approvals, including any requisite shareholder’s approval, necessary to authorize and consummate this Agreement and the transactions contemplated hereby. 6.3 Governmental Approvals. Buyer and Seller shall have received approvals, acquiescences, or consents from all necessary governmental agencies and authorities to the transactions contemplated by this Agreement, including but not limited to the approvals of the FDIC, OCC and the North Carolina Commissioner of Banks, for Buyer to acquire the Assets and assume the Liabilities, all conditions shall have been satisfied, and all applicable waiting periods shall have expired or otherwise been terminated; provided, however, that no governmental or regulatory consent, approval or authorization shall have imposed any condition or requirement that would result in a Material Adverse Change. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings. 6.4 No Litigation. No action shall have been taken, and no statute, rule, regulation, or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any federal, state, or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the Assets or Liabilities once acquired by Buyer, (c) impose material limits on the ability of Buyer to consummate this Agreement, or the transactions contemplated hereby, (d) if this Agreement, or the transactions contemplated hereby, is consummated, subject Buyer or any officer, director, or employee of Buyer to criminal penalties or to civil liabilities, or (e) otherwise materially and adversely affect the business of the Branches or the Assets or the Liabilities. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted, or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

36 6.5 No Material Adverse Change With Respect to the Assets and Liabilities. There shall have been no Material Adverse Change with respect to the Assets or Liabilities since April 30, 2015. 6.6 Consents of Third Parties. Seller shall have obtained all consents of third parties, in form and substance reasonably satisfactory to Buyer, necessary to consummate the transactions contemplated by this Agreement, including, but not limited to, the consent of the FDIC pursuant to Section 9.11(D). 6.7 Title. Seller shall transfer to Buyer title to the Real Property at Closing free and clear of all Liens except Permitted Liens, and subject only to Permitted Encumbrances as provided in Section 1.9(A). 6.8 Documentation. The form and substance of all instruments of assumption and other documents delivered pursuant to this Agreement by Seller shall conform to the provisions of this Agreement or otherwise be reasonably satisfactory in all material respects to Buyer. ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Seller. 7.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Buyer in this Agreement or in any schedule delivered to Seller pursuant hereto shall have been true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) when made and shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Change) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Change) as of the Effective Time with the same force and effect as if such representations and warranties were made at and as of the Effective Time, except with respect to those representations and warranties specifically made as of an earlier date (in which the accuracy of which shall be determined as of such earlier date). Buyer shall have performed or complied in all material respects with all material agreements, terms, covenants, and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Effective Time except as specifically provided to the contrary in this Agreement. 7.2 Necessary Corporate Actions. Buyer shall have taken any and all requisite corporate actions and other steps and secured any other corporate approvals, necessary to authorize and consummate this Agreement and the transactions contemplated hereby. 7.3 Governmental and Other Approvals. Buyer and Seller shall have received approvals, acquiescences or consents from all necessary governmental agencies and authorities to the transactions contemplated by this Agreement for Buyer to acquire the Assets and assume the Liabilities, all conditions have been satisfied, and all applicable waiting periods shall have

37 expired or otherwise been terminated; provided, however, that no governmental or regulatory consent, approval, or authorization shall have imposed any condition or requirement that would result in a material adverse effect on the consummation of the transactions contemplated hereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority by formal proceedings. 7.4 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced, or deemed applicable to the acquisition by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) if this Agreement, or the transactions contemplated hereby, is consummated, subject any officer, director, or employee of Seller to criminal or civil liability, or (c) impose material limits on the ability of Seller to consummate this Agreement, or the transactions contemplated hereby. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted, or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above. 7.5 Consents of Third Parties. Buyer shall have obtained all consents of third parties in form and substance reasonably satisfactory to Seller, necessary to consummate the transactions contemplated by this Agreement. 7.6 Documentation. The form and substance of all instruments of assumption and other documents delivered pursuant to this Agreement by Buyer shall conform to the provisions of this Agreement or otherwise be reasonably satisfactory in all respects to Seller. ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT AND OBLIGATIONS; INDEMNIFICATION 8.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing Date and shall continue thereafter for a period of eighteen (18) months after the Closing Date; provided, however, that the representations and warranties in Section 2.1 (Organization and Standing), Section 2.2 (Execution and Delivery), Section 2.6 (Title to and Condition of the Assets), Section 3.1 (Organization and Standing) and Section 3.2 (Execution and Delivery) shall survive indefinitely. Such representations and warranties shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation at any time made by or on behalf of any party hereto or any information any party may have with respect thereto. All of the post-closing covenants contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby until the date on which all such covenants are satisfied. 8.2 Indemnification by Seller. Seller agrees, effective as of the Effective Time, to pay, and to indemnify, save, defend, and hold harmless Buyer and each of its Insiders (as defined in Section 8.5) from and against, and shall reimburse Buyer and its Insiders with respect to, any and

38 all Losses (as defined in Section 8.5) imposed on, incurred by or asserted against Buyer or its Insiders (or any of them) in any way relating to or arising from or out of: A. a breach of or an inaccuracy in any statement, representation or warranty of Seller contained in this Agreement; B. ownership or operation of the Branches and its businesses and properties prior to the Effective Time; C. liabilities of Seller that are not expressly assumed by Buyer under this Agreement, including the Retained Liabilities; D. a material breach of any covenant of Seller or the failure of Seller to perform any agreement, covenant, or obligation of Seller contained in this Agreement; E. any Taxes, including interest and penalties, required to be paid by Seller or its successor, which relate to Seller’s business or assets at or prior to the Effective Time; and F. employment claims existing or asserted prior to the Closing Date by any individual who is or was an officer or employee of Seller. Any claim for indemnification shall be applicable to each covenant or representation independently, irrespective of whether such claim is consistent with any other covenant or representation contained in this Agreement, except for those matters disclosed on Schedule 4.7, which disclosure shall be deemed given with respect to each covenant and representation to which it is relevant. 8.3 Indemnification by Buyer. Buyer hereby agrees, effective as of the Effective Time, to pay, and to indemnify, save and hold harmless Seller and each of its Insiders from and against, and shall reimburse Seller and its Insiders with respect to, any and all Losses imposed on, incurred by or asserted against Seller or its Insiders (or any of them) in any way relating to or arising from or out of: A. a breach of or an inaccuracy in any statement, representation or warranty of Buyer contained in this Agreement; B. liabilities of Seller that are expressly assumed by Buyer under this Agreement after the Effective Time; C. a material breach of any covenant of Buyer or the failure of Buyer to perform any agreement, covenant, or obligation of Buyer contained in this Agreement; D. any Taxes, including interest and penalties, required to be paid by Buyer or its successor, which relate to the Assets or Liabilities after the Effective Time; and

39 E. except as otherwise expressly provided in this Agreement, employment claims that arise after the Closing Date by any Assumed Employee (as defined in Section 10.2). Any claim for indemnification shall be applicable to each covenant or representation independently, irrespective of whether such claim is consistent with any other covenant or representation contained in this Agreement. 8.4 Limit on Indemnities. Notwithstanding any other provision hereof, the rights of any party to be indemnified shall be subject to the following limitations: A. Losses incurred by Buyer under Section 8.2(A) and Losses incurred by Seller under Section 8.3(A) are only indemnifiable once the aggregate amount of all indemnifiable Losses sustained by the indemnified party exceeds $250,000, in which event the indemnifying party shall provide indemnification hereunder in respect of all such indemnifiable Losses from the first dollar; provided, however, that a breach of any of the representations and warranties contained in Section 2.1 (Organization and Standing), Section 2.2 (Execution and Delivery), Section 2.6 (Title to and Condition of the Assets), Section 3.1 (Organization and Standing) and Section 3.2 (Execution and Delivery) shall not be subject to this limitation. B. Notwithstanding the provisions of Section 8.2 and Section 8.3, in no event will the aggregate liability of Seller for Losses under Section 8.2(A), or Buyer for Losses under Section 8.3(A), exceed 33.3% of the Aggregate Purchase Price; provided, however, that a breach of any of the representations and warranties contained in Section 2.1 (Organization and Standing), Section 2.2 (Execution and Delivery), Section 2.6 (Title to and Condition of the Assets), Section 3.1 (Organization and Standing) and Section 3.2 (Execution and Delivery) shall not be subject to this limitation. C. Notwithstanding anything contained herein to the contrary, in no event shall any party hereto be liable for lost profits or for any indirect, special, consequential, incidental, exemplary or punitive damages, including lost profits or lost revenues arising out of a breach of this Agreement, even if advised at the time of the breach of the possibility of such damages. D. To the extent any claim for indemnification brought under this Agreement involves a claim of one party against the other, the parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations. A party shall give the other party written notice of any dispute not resolved in the normal course of business. E. The indemnifying party shall not be liable for any claim covered by the indemnities under Section 8.2(A) or Section 8.3(A) unless the indemnifying party has been notified in writing of such claim prior to eighteen months after the Closing Date. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such eighteen- month period, the indemnity relating to such claim shall survive until such claim is

40 resolved. Claims not made within such eighteen-month period shall cease and no indemnity shall be made therefor. 8.5 Definitions. For the purposes of this Article 8, the term “Insiders” means the officers, directors, Principal Shareholders, representatives, and agents of either Seller, or any entity having control over Seller, or Buyer, or any entity having control over Buyer, and the term “Losses” means damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges, and costs (including, without limitation, reasonable attorneys’ and expert witness’ fees, costs of investigation, and court costs) of every kind except as otherwise limited herein. A “Principal Shareholder” shall mean a person that directly or indirectly, or acting through or in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the entity (shares owned or controlled by a member of an individual’s immediate family are considered to be held by the individual). 8.6 Procedure for Indemnification. A. If a party hereto seeks indemnification under this Article 8 against another party, such party seeking indemnification shall give written notice to such other party of the facts and circumstances giving rise to the claim. If any suit, action, claim, liability, or obligation shall be brought or asserted by any third party which, if adversely determined, would entitle the indemnified party to indemnity pursuant to this Article 8 (sometimes referred to herein as a “Third-Party Claim”), the indemnified party shall, as promptly as practicable after receiving notice thereof, notify the indemnifying party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that the failure to so notify any indemnifying party shall not relieve such indemnifying party of its obligations hereunder except to the extent such failure shall have materially prejudiced such indemnifying party. B. An indemnifying party, at such indemnifying party’s own expense and through counsel reasonably chosen by such indemnifying party, may elect to defend any Third-Party Claim; and if it so elects, it shall, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim. Such indemnifying party shall pay such indemnified party’s reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party shall not be liable to such indemnified party under this Article 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that such indemnified party shall have the right to employ one counsel (and any necessary local counsel) to represent such indemnified party and all other persons entitled to indemnification in respect of such claim hereunder (which counsel shall be acceptable to the indemnifying party in its reasonable judgment) if, in such indemnified party’s reasonable judgment, based on the written advice of counsel to such indemnified party, a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim, and in that

41 event (i) the reasonable fees and expenses of one such separate counsel (and any necessary local counsel) for all indemnified Parties shall be paid by such indemnifying party and (ii) each of such indemnifying party and such indemnified party shall have the right to direct its own defense in respect of such claim. If any indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election within such ten (10) Business Day period, such indemnified party may defend, compromise and settle such Third-Party Claim (at the cost and expense of the indemnifying party, in accordance with the terms of this Agreement); provided, however, that no such indemnified party may settle or compromise any Third-Party Claim or consent to the entry of any judgment, without the prior written consent of the indemnifying party (which consent shall not be unreasonably conditioned, withheld, or delayed). The indemnifying party may defend, compromise and settle any Third-Party Claim on such terms as it deems appropriate; provided, however, that no indemnifying party may settle or compromise any Third-Party Claim or consent to the entry of any judgment, without the prior written consent of the indemnified party (which consent shall not be unreasonably conditioned, withheld, or delayed), unless such settlement fully and finally releases the indemnified party in writing from all claims without any consideration being payable by the indemnified party. 8.7 Assignment of Claims. If the indemnified party receives any payment from an indemnifying party in respect of any Losses pursuant to Section 8.2 or Section 8.3, as the case may be, and the indemnified party could have recovered all or a part of such Losses from an insurance company or any other third party (a “Potential Contributor”) based on the underlying claim asserted against the indemnified party, the indemnified party shall, to the extent permitted by applicable law or any applicable contract or policy, assign such of its rights to proceed against the Potential Contributor as are necessary to permit the indemnifying party to recover from the Potential Contributor the amount of such payment; provided that the indemnifying party shall indemnify, save, defend and hold harmless the indemnified party from and against any Losses imposed on, incurred by or asserted against the indemnified party in any way relating to or arising from or out of the indemnifying party proceeding against the Potential Contributor to recover from the Potential Contributor. 8.8 Mitigation. Each indemnified party shall take, and cause its affiliates to take, commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would reasonably be expected to, or does, give rise thereto, including incurring costs (which costs shall be deemed a “Loss”) only to the minimum extent necessary to remedy the breach that gives rise to such Losses. In addition, each indemnified party shall use commercially reasonable efforts to reduce the overall impact of the Losses by taking advantage of and pursuing any collateral source for payment and any available insurance proceeds provided by a third party insurer, tax benefits, accruals, reserves, or other related savings, within a reasonable period of time after seeking indemnification under this Agreement. 8.9 Tax Treatment of Indemnity Payments. The parties agree to treat any payment received by an indemnified party from an indemnifying party made pursuant to this Article 8 as an adjustment to the purchase price under this Agreement for all federal, state, local, and foreign income tax purposes, except as may be required by applicable law.

42 8.10 Exclusive Remedy. After the Closing, except as expressly provided otherwise in this Agreement, and except in the case of fraud, this Article 8 will provide the exclusive remedy with respect to any Losses arising out of this Agreement or the transactions contemplated hereby; provided that the foregoing shall not prevent a party from obtaining specific performance, injunctive relief, or any other available non-monetary equitable remedy. ARTICLE 9 OPERATIONAL AGREEMENTS 9.1 Replacement of Customer Check Stock and Debit Cards. The parties will use reasonable efforts to develop procedures (i) that will cause checks drawn on Seller’s form of check stock against Deposits that are received after the Effective Time to be cleared through Buyer’s then current clearing procedures, (ii) to provide for the delivery of new check stock by Buyer, and (iii) to provide for the delivery of new debit cards by Buyer and the orderly processing of debit card transactions, each at Buyer’s expense. 9.2 Payment of Checks, Drafts, and Orders. After the Effective Time, Buyer agrees (i) to pay in accordance with applicable law, the Deposit Agreements and customary banking practice all checks, drafts and withdrawal orders properly drawn by Depositors and properly presented to Buyer, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Buyer, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by Buyer under this Agreement are sufficient to permit the payment thereof (after taking into account any overdraft protection rights of the Depositors), and (ii) in all other respects to discharge, in accordance with applicable law, the depository agreements and customary banking practice in the usual course of its banking business, all duties and obligations of Seller with respect to the balances due and owing to the Depositors. If any of the Depositors shall demand payment from Seller for all or any part of any Deposit, Seller shall not be liable or responsible for making such payment. 9.3 Clearing Items. During the thirty (30) day period following the Closing Date, if it is not possible to clear checks and other items drawn on a Deposit account through Buyer’s then current clearing procedures, Seller will make provisional settlement to the presenting institution and will forward such checks and other items on such Deposit to Buyer, no later than the next Business Day after receipt thereof, and Buyer will reimburse Seller for such provisional settlement within one (1) Business Day. Upon the expiration of such thirty (30) day period, Seller shall cease forwarding checks and other debits against the Deposit accounts and checks will be returned to their originators. Upon timely presentation to Buyer, Buyer will assume all responsibility for such items (except for such items that have not been handled by Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of items. 9.4 Returned Items. Buyer agrees, no later than the start of the second Business Day after demand by Seller, to pay to Seller an amount equivalent to the amount of any uncollected item included in a Depositor’s balance on the Closing Date that is returned within thirty (30) days after Closing as not collected.

43 9.5 Data Processing. Seller and Buyer shall use reasonable best efforts to be in a position, immediately upon the conditions in Articles 6 and 7 being satisfied or becoming capable of being satisfied, to cause the conversion of the current data processing activities of the Branches with respect to the Assets and Liabilities to Buyer’s data processing system to the extent necessary to facilitate the transfer of the Assets and Liabilities to Buyer. At the request of Buyer after receipt of all required regulatory approvals, Seller shall deliver to Buyer, at Seller’s expense, a list of the Deposits (customer names, addresses and tax identification numbers, current balances and maturities of all certificates of deposits), grouped by deposit type, and original or duplicate copies (including electronic copy, magnetic tape, disc storage, card forms and printed copy) and upon Closing shall deliver all customer information files and customer records (including the online bill payment payee file with respect to each customer), ACH items, application files, machine operating and application software, full documentation of all application and processing routines, archives and any other documentation in the possession of Seller and reasonably necessary to the orderly operation and conversion to Buyer’s system of the Branches’ data processing operations to the extent necessary to facilitate the transfer of the Assets and Liabilities to Buyer. 9.6 Compliance with Garnishments and Similar Orders. After the Effective Time, Buyer will comply in all material respects with any and all garnishments, similar court orders, tax liens, and order of any governmental entity in effect with respect to the Deposits, and Buyer will not pay any Deposits in violation of such garnishments, orders or tax liens or otherwise take any actions not permitted pursuant thereto or pursuant to applicable law. 9.7 Direct Deposit Arrangements. Seller will use reasonable efforts to transfer to Buyer on the Closing Date all of those automated clearing house and Fed wire direct deposit arrangements that are tied by agreement or other standing arrangement to the Deposits. 9.8 Continuing Cooperation. Following the Closing, each party agrees to cooperate in good faith to take any action or provide information to the other party that is reasonably necessary in connection with regulatory, legal, accounting and similar matters of Seller or its successors or assignees on the one hand and Buyer on the other hand (and not relating to any dispute, litigation or arbitration between the parties hereto or their affiliates). The parties agree that any information provided pursuant to this provision shall be kept confidential and shall not be used for any purpose except for the reason given in the request. 9.9 Interest Reporting and Withholding. Seller shall provide Buyer all data required to comply with 2015 Tax reporting obligations in connection with the Assets and Liabilities on or before the Effective Time, and Buyer shall comply with all Tax reporting obligations with respect to the Assets and Liabilities after the Effective Time. 9.10 Financial Statements. Seller will render a final statement to each Depositor of an account assumed under this Agreement by Buyer as to transactions occurring through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller’s business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final

44 statements unless such final statement is made as of a date that would ordinarily carry such periodic fees or blanket charges. 9.11 Loans. In connection with the transfer of the Loans, Seller and Buyer agree as follows: A. The parties will cooperate and use commercially reasonable efforts to cause Buyer to become the beneficiary under any credit life, accident and health, vendor’s single interest premium or similar insurance purchased by or on behalf of such customer on the Loans. For the duration of such insurance, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the issuer of such insurance will make rebate payments to and satisfy claims of the holders of such policies of insurance after the Effective Time; B. Each of Buyer and Seller will use commercially reasonable efforts to comply with all notice and reporting requirements of the loan documents or of any law or regulation with respect to the transfer of such loans; C. Within fifteen (15) days prior to the Closing Date (or, if a shorter period is allowed by law, following receipt of all regulatory approvals but prior to the Closing Date), Seller will, at its expense, send to Loan customers payment information or payment notices with Buyer’s payment address. Within thirty (30) days after the Closing Date, Buyer will, at its expense, issue new coupon books or similar payment notices for payment of the Loans with instructions to use Buyer’s coupons or statements and to destroy unused coupons furnished by Seller; and D. Prior to the Closing Date, Seller shall obtain the approval of the FDIC with respect to the sale pursuant to this Agreement of any Loan that may only be sold by Seller with the consent of the FDIC. 9.12 Prepaid Expenses; Accrued Expenses. After the Effective Time, Seller agrees to deliver immediately, but in no event later than two (2) Business Days after receipt by Seller, to Buyer any refunds or reimbursements of Prepaid Expenses included in the acquired Assets for which an adjustment to the purchase price was made pursuant to Section 1.8 and which are accepted by Seller. Buyer shall pay to Seller immediately, but in no event later than two (2) Business Days after receipt by Buyer, any refunds or reimbursements of Accrued Expenses for which an adjustment to the purchase price was made pursuant to Section 1.8 and which are accepted by Buyer. 9.13 Books and Records. A. As of the Effective Time, Seller shall transfer and assign all Records and Loan documents to Buyer, and, upon receipt from Seller, Buyer will be responsible for maintaining and safeguarding such Records and Loan documents in accordance with applicable law and sound banking practices. As of the Effective Time, Buyer will be responsible for all inquiries, including research requests, related to Deposits and Loans.

45 B. Buyer shall allow Seller and its authorized agents and representatives to inspect any of the Records for any proper purpose during regular business hours after the Closing Date upon reasonable notice to Buyer (which notice shall specify the purpose of such inspection), and Seller may, at its own expense, make such copies of and excerpts from such Records as it may deem desirable; provided, however, that all information, including copies of books and records, obtained by Seller from Buyer pursuant to this Section 9.13 shall be and remain confidential information known to Seller or otherwise contained in Seller’s books and records. Buyer shall maintain all material books and records relating to the Assets and the Liabilities for a period that is not less than the greater of (i) the period required by applicable law, rule or regulation or (ii) three (3) years from the Closing Date. C. For a period of thirty (30) days after the Closing Date, within three (3) Business Days after receipt by Seller of any check or money order made payable to Seller representing payment on a Loan, Seller shall forward such check or money order to Buyer. D. If the balance due on any Loan has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the asset value representing the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand. 9.14 Other Items. After the Effective Time, Seller agrees to deliver immediately, but in no event later than two (2) Business Days after receipt by Seller, to Buyer (i) any collected funds accepted by Seller for credit to any account included in the Deposits and (ii) any written notices or correspondence received by Seller relating to the Deposits or the Loans. 9.15 Taxes. Buyer shall be responsible for the payment of all Taxes (including transfer taxes), recording fees, Uniform Commercial Code filing fees and the like arising as a result of the purchase of the Assets; except that Buyer shall not be responsible for, and shall not have any liability with respect to, taxes on any income to Seller arising out of this transaction or its operation of the Branches prior to the Effective Time. Seller shall cooperate with Buyer in Buyer’s efforts to minimize all taxes and fees payable by Buyer, if any, as a result of the transactions contemplated by this Agreement, provided that Seller can do so without incurring any out-of-pocket costs or expenses or additional tax liability. 9.16 Allocation of Purchase Price. Prior to the Closing, Buyer and Seller shall agree on the allocation of the purchase price. The parties and their respective affiliates shall report, act and file Tax Returns (including but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation and shall each promptly provide the other with any information in connection with the foregoing. None of the parties shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law. 9.17 Actions With Respect to IRA and Keogh Plan Deposit Liabilities. Seller shall (i) resign as of the Effective Time as the Trustee/Custodian of each IRA Deposit and as the Trustee/Custodian of each Keogh Plan Deposit of which it is the Trustee/Custodian, if any, (ii) to

46 the extent permitted by the documentation governing each such IRA or Keogh Plan, appoint Buyer as successor Trustee/Custodian of each such IRA or Keogh Plan, and (iii) deliver to the grantor or named fiduciary of each such IRA or Keogh Plan, respectively, such notice of the foregoing as is required by the documentation governing such IRA or Keogh Plan or as otherwise required by law. At least five (5) Business Days, and, in the case of IRA Plans, at least 30 days, prior to the Effective Time, Seller will notify participants of its plans of its resignation as trustee or custodian, as applicable, and the appointment of Buyer as successor trustee or custodian, as the case may be; Buyer shall follow with a letter to participants of such plans accepting such appointment. In the event that the documentation governing Seller’s IRA or Keogh Plans do not permit Seller to appoint Buyer as successor Trustee/Custodian, then prior to the Closing Date Seller and Buyer will cooperate in an effort to obtain any required approval or consent of each individual grantor or named fiduciary of an IRA or Keogh Plan to the appointment of Buyer as successor Trustee/Custodian. In the event that an approval or consent necessary for Buyer to become successor Trustee/Custodian of an IRA or Keogh Plan is not obtained, Seller will retain that IRA or Keogh plan, as the case may, and the Deposit associated with that Plan. Buyer agrees to act as successor Trustee/Custodian of the IRA or Keogh Plans as to which it is appointed by Seller as described above and to assume all duties of Seller under the agreements relating to those Plans. With respect to each IRA or Keogh Plan Deposit transferred to Buyer, Seller shall provide to Buyer on the Closing Date a listing of the balances of those Deposits as of December 31, 2014, and, with respect to any IRA or Keogh Plan Depositor who was age 70 ½ on December 31, 2014, or who will attain age 70 ½ during 2015, Seller will provide to Buyer a listing of those Depositors’ required minimum distributions from their accounts during 2015 simultaneous with reporting that information to the Depositors. 9.18 Safe Deposit Box and Safekeeping Business.From and after the Effective Time, Buyer agrees to assume and discharge, in the usual course of banking business, the duties and obligations of Seller with respect to all safe deposit boxes associated with any Safe Deposit Contracts assumed by Buyer pursuant to this Agreement, and to maintain all necessary facilities for the use of such boxes by the renters thereof during the period for which such persons have paid rent therefor in advance to Seller, subject to the provisions of the rental agreements between Seller and the respective renters of such boxes. From and after the Closing, Buyer shall assume, honor and discharge the duties and obligations of Seller with respect to all safekeeping items obtained from Seller pursuant to such assumed Safe Deposit Contracts and shall be entitled to any right or benefit thereafter. At the Closing, Seller shall provide Buyer with a true and correct list of all Safe Deposit Contracts in effect as of the Effective Time that Buyer assumes hereunder, together with the rentals or other amounts paid on such Safe Deposit Contracts and the expiration dates of such Safe Deposit Contracts. 9.19 No Establishment of Offices in Area. For and in consideration of the purchase by Buyer of the Assets and the assumption of the Liabilities, the payment of the Premium and the other agreements and covenants contained in this Agreement, none of Seller, Seller’s Parent, or any other affiliate owned by either of them will, for a period of eighteen (18) months following the Closing Date, establish, acquire, or operate any branch office or loan production office within a twenty (20) mile radius of any Acquired Branch (the “Area”); provided that this provision shall

47 not apply to Seller with respect to any branch office or loan production office that is in existence at the time of the Closing Date and is under an agreement to be sold to a third party. In the event Seller engages in a merger, consolidation or similar transaction to which it is not the successor, the agreements and covenants contained in this Section 9.19 shall not apply to the operation of such successor in Area of an office that such successor has had within Area immediately prior to consummation of such successor’s acquisition of Seller, as applicable. If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law. Seller hereby acknowledges and agrees that Buyer will be irreparably damaged if the provisions of this Section 9.19 are not specifically enforced. Accordingly, Buyer shall be entitled to an injunction restraining any violation of this Section 9.19 (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that Buyer may have at law or in equity. 9.20 Non-Solicitation Agreement. For and in consideration of the purchase by Buyer of the Assets and the assumption of the Liabilities, the payment of the Premium and the other agreements and covenants contained in this Agreement, from the date hereof and for a period of eighteen (18) months following the Closing Date, Seller will not solicit the banking business of any current customers of the Branches whose banking business or any part thereof is transferred to Buyer as part of the Assets or Liabilities pursuant to the terms of this Agreement. Notwithstanding the first sentence of this Section 9.20, Seller shall not be deemed to be in violation of this Section 9.20 by virtue of Seller’s advertising through the Internet or in publications that are normally distributed in geographic areas that include both the Area and geographic markets served by Seller’s branches other than the Branches and that are not targeted toward any customers whose Deposits are assumed or whose Loans are acquired by Buyer hereunder. If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law. Seller hereby acknowledges and agrees that Buyer will be irreparably damaged if the provisions of this Section 9.20 are not specifically enforced. Accordingly, Buyer shall be entitled to an injunction restraining any violation of this Section 9.20 by Seller (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that Buyer may have at law or in equity. 9.21 Acknowledgment of Future Dispositions. Buyer acknowledges that Seller may sell substantially all of its assets and liabilities, including, but not limited to, all of its deposit liabilities in unrelated transactions. After the Effective Time, if Seller relinquishes its banking charter and ceases to be a national banking association, Seller will use its commercially reasonable efforts to comply with its continuing obligations under this Article 9; provided, however, Seller shall have no further obligation to perform under Article 9 only to the extent that such performance would cause undue burden or expense on Seller in light of Seller’s cessation of banking operations.

48 ARTICLE 10 EMPLOYEE MATTERS The parties shall follow the following procedure in dealing with employees of the Branches regarding employment after the Closing: 10.1 Notice to Employees and Information. With respect to all employees of Seller affiliated with the Branches (the “Branch Employees”), as soon as reasonably practicable after the signing of this Agreement, Seller shall notify each Branch Employee that Seller and Buyer have entered into an agreement with respect to Buyer’s acquisition of the Assets and Liabilities. Seller has provided Buyer a true, accurate, and complete list of all Branch Employees. 10.2 Offer of Employment. Buyer currently intends to employ those Branch Employees listed on Schedule 10.2 (the “Offer Employees”), substantially in their current positions with Seller, with remuneration and benefits offered at levels of similarly situated employees of Buyer; provided, however, that nothing herein shall (i) obligate Buyer to employ any Offer Employee or consider any other Branch Employee for employment, (ii) require Buyer to provide any Assumed Employee (as defined below) the same remuneration or benefit levels of such Assumed Employee’s remuneration or benefits immediately prior to the Closing Date, or (iii) prohibit Buyer from terminating any Assumed Employee for any reason. No later than thirty (30) days prior to the Closing Date, Buyer shall give Seller written notice (the “Decline Notice”) as to which, if any, of the Offer Employees will not be offered employment by Buyer. Any Offer Employees that are listed on the Decline Notice shall not be offered employment by Buyer. No later than ten (10) days prior to the Closing Date, Buyer will offer employment to the Offer Employees other than those identified in the Decline Notice. Buyer shall permit each Offer Employee who accepts employment with Buyer (each, an “Assumed Employee”) to participate in the same health, vacation, and other benefits as Buyer provides to its similarly situated employees; provided, that Buyer shall not be obligated to make any contribution to any plan or program on behalf of any of such Assumed Employees, with respect to any period prior to the Closing. Buyer shall provide each Assumed Employee with full credit for service with the Seller for the purpose of eligibility to participate and vesting under Buyer’s benefit plans and programs, to the same extent that such service was recognized as of the Closing Date under a comparable plan of the Seller in which the Assumed Employees participated; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or is prohibited under the terms of Buyer’s benefit plans and programs. Pre-existing condition restrictions of Buyer’s health plan shall be waived with regard to the Assumed Employees; provided, however, that to the extent a pre-existing exclusion applied to such Assumed Employee under Seller’s health plan, such pre-existing condition exclusion shall continue to apply under Buyer’s health plan. For purposes of determining each Assumed Employee’s vacation benefit with Buyer for the year in which the Effective Time occurs under Buyer’s vacation program, any vacation taken by an Assumed Employee while employed with Seller preceding the Closing Date for the year in which the Effective Time occurs will be deducted from the total Buyer vacation benefit for which such Assumed Employee is eligible for such year under Buyer’s vacation program. After the Closing Date, Assumed Employees will be employed on an at-will basis by Buyer; provided, however, that in no way shall Buyer be liable for any claims that any Branch Employee may have against Seller and Buyer may request a release from each Branch Employee with respect thereto.

49 10.3 Non-Assumed Employee; Costs of Termination. Seller shall be solely responsible for the management, reassignment, relocation, or termination of any Branch Employees that are not Assumed Employees, and Seller shall pay any and all costs (including, without limitation, severance pay and accrued vacation pay) associated with termination of any Branch Employee, other than the Assumed Employees, who is terminated by Seller. 10.4 Communications. Seller shall coordinate all communications to Branch Employees, after consultation with Buyer; provided, however, this Section 10.4 shall not be construed to require Buyer and Seller to act jointly at any time. 10.5 Seller’s Retention of Liabilities. Seller shall retain all liabilities and obligations (including, without limitation, the liability and obligation for all wages, salary, vacation pay, and unemployment, medical, dental, vision, health, disability, and retirement benefits), for any claims incurred by any Branch Employee prior to the Effective Time. Buyer shall not at any time assume any liability for the benefits of any Branch Employee under any of Seller’s benefit plans. Seller shall be responsible for providing any Branch Employee whose “qualifying event,” within the meaning of section 4980B(f)(3) of the Code, occurs on or prior to the Effective Time (and such Branch Employee’s “qualified beneficiaries” within the meaning of section 4980B(g)(1) of the Code) with the continuation of group health coverage required by section 4980B(f) of the Code under the terms of the health plan maintained by Seller. 10.6 No Third-Party Beneficiaries. Nothing in this Article 10 is intended, nor shall it be construed, to confer any rights or benefits upon any person other than Buyer and Seller, including any rights to be employed or respecting the terms and duration of employment. 10.7 Non-Solicitation of Employees. From the date of this Agreement until the Closing Date, Seller shall not (a) terminate any Offer Employee, except for cause, or (b) relocate or agree to relocate any Offer Employee to another branch or office of Seller or any affiliate of Seller unless Buyer has notified Seller that such Offer Employee has declined or intends to decline Buyer’s offer of employment. From and after the Effective Time, and for a period of two (2) years after the Closing Date, Seller and its respective successors and assigns shall not directly or indirectly hire any Assumed Employee, without the prior consent of Buyer, unless such Assumed Employee’s employment was terminated by Buyer. ARTICLE 11 TERMINATION AND ABANDONMENT 11.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner: A. by the mutual written consent of Seller and Buyer; B. by either Buyer or Seller, if the Closing has not occurred by December 31, 2015 (the “Termination Date”) (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), unless the date is extended by the mutual written agreement of the parties;

50 C. by Buyer if: (i) at the time of such termination any of the representations and warranties of Seller contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.1 cannot be satisfied, or (ii) there shall have been any material breach of any covenant, agreement or obligation of Seller hereunder to the extent that the condition set forth in Section 6.1 cannot be satisfied, and, in the case of (i) or (ii), such breach or failure is not or cannot be remedied by Seller within sixty (60) calendar days after receipt of notice in writing from Buyer specifying the nature of such breach or failure and requesting that it be remedied; provided that Buyer may not terminate this Agreement based upon the failure of the conditions set forth in Section 6.1 to be satisfied if such failure was caused by Buyer’s breach of this Agreement or failure to act in good faith or Buyer’s or any of its representative’s failure to use reasonable best efforts to cause the Closing to occur; D. by Seller if: (i) at the time of such termination any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 7.1 cannot be satisfied, or (ii) there shall have been any material breach of any covenant, agreement or obligation of Buyer hereunder to the extent that the condition set forth in Section 7.1 cannot be satisfied, and, in the case of (i) or (ii), such breach or failure is not or cannot be remedied by Buyer within thirty (30) calendar days after receipt of notice in writing from Seller specifying the nature of such breach or failure and requesting that it be remedied; provided that Seller may not terminate this Agreement based upon the failure of the conditions set forth in Section 7.1 to be satisfied if such failure was caused by Seller’s breach of this Agreement or failure to act in good faith or Seller’s or any of its representative’s failure to use reasonable best efforts to cause the Closing to occur; or E. by either Buyer or Seller, if any governmental agencies or authorities that must grant a regulatory approval has denied approval of the transactions contemplated by this Agreement and such denial has become final and nonappealable or any governmental agency or authority of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. 11.2 Notice of Termination. The power of termination provided for by Section 11.1 may be exercised only by a notice given in writing, as provided in Section 12.4. 11.3 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 11.1, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 12.11, and (b) the provisions of Section 12.14 shall remain applicable. Notwithstanding anything in this Agreement to the contrary, neither party hereto will be relieved or released from any liability or damages arising from a willful or intentional breach of any provision of this Agreement or fraud, and the aggrieved party will be entitled to all rights and remedies available at law or in equity.

51 ARTICLE 12 MISCELLANEOUS 12.1 Entire Agreement. This Agreement and the other agreements, documents, and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. 12.2 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy, facsimile, or email transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon. 12.3 Amendment. This Agreement may be amended, modified, or supplemented only by a written instrument signed by each party hereto. 12.4 Notices. Any and all notices and other communications required or permitted to be given under this Agreement by any party hereto to the other party may be delivered personally or by overnight courier service or sent by mail, telex, facsimile transmission, or email in .pdf format, at the respective addresses or transmission numbers set forth below and shall be effective upon the earlier of actual receipt or (a) in the case of mail, upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; (b) in the case of overnight courier service, one (1) Business Day after delivery to such courier service with instructions to deliver the next Business Day; or (c) in the case of facsimile transmission or email in .pdf format, when transmitted in legible form. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.4. All communications must be in writing and addressed as follows: If to Seller: CertusBank, N.A. 2 West Washington Street, Suite 700 Greenville, SC 29601 Attn: Leonard D. Davenport P: 864.478.1211 E: LenDavenport@certusbank.com With a Copy to: Nelson Mullins Riley & Scarborough LLP Atlantic Station 201 17th Street NW, Suite 1700 Atlanta, GA 30363 Attn: Brennan Ryan P: 404.322.6218 E: Brennan.Ryan@nelsonmullins.com

52 If to Buyer: Bank of North Carolina 3980 Premier Drive, Suite 210 High Point, North Carolina 27265 Attn: Richard D. Callicutt II P: 336.869.9200 E: rcallicutt@bankofnc.com With a Copy to: Bank of North Carolina 3980 Premier Drive, Suite 210 High Point, North Carolina 27265 Attn: Drema Michael P: 336.869.9200 E: dmichael@bankofnc.com With a Copy to: Troutman Sanders LLP 600 Peachtree Street NE, Suite 5200 Atlanta, GA 30308 Attn: James W. Stevens P. 404.885.3721 E: james.stevens@troutmansanders.com 12.5 Binding Effect. All of the terms, covenants, representations, warranties, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives, and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. 12.6 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of South Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina. 12.7 Severability. In the event that any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (c) there shall be added

53 automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid, and enforceable. 12.8 Assignability. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 12.8 shall be void and of no effect. 12.9 Rules of Construction. All sections referred to herein are sections of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction, or interpretation of any provision of this Agreement. The exhibits and schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim. Each use herein of the masculine, neuter, or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. 12.10 Expenses. Seller shall pay all of its expenses and costs (including, without limitation, all attorneys’ fees and expenses, application fees, and fees and expenses of Sandler O’Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc.), and Buyer shall pay all of its expenses and costs (including, without limitation, all attorneys’ fees and expenses of Banks Street Partners, LLC, application fees) in connection with this Agreement and the consummation of the transactions contemplated hereby. 12.11 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. No party to this Agreement shall by any act (except by a written instrument signed by the party to be charged) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. Neither failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. 12.12 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, each party shall be entitled to temporary and/or permanent injunction or injunctions against the other party to prevent breaches of such performance and to specific enforcement of

54 such covenants in addition to any other remedy to which they may be entitled, at law or in equity. 12.13 Public Disclosure. Seller and Buyer will consult with each other regarding the content of any press release or other public disclosure concerning this transaction (including any notice or instructions given to the customers of the Branches) and obtain the prior written approval of the other party hereto; provided, however, that notwithstanding anything else contained in this Section 12.14, Seller and Buyer shall be permitted to make any public disclosure or governmental filings as its counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations. 12.14 Confidential Information. Except as may be required by applicable securities laws or as may be necessary to obtain the regulatory approvals as described in Section 6.3 and Section 7.3, Seller and Buyer will treat as confidential any information related to the transactions described herein obtained from the other party. Seller and Buyer will not disclose such information to others, except to their employees, advisors, directors, and agents, expressly for the purposes of evaluating the potential of consummating the transactions proposed herein. The term “information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a nonconfidential basis from a source other than Seller or Buyer or (c) was independently acquired or developed without violating any laws or obligations under this Agreement. In the event of termination of this Agreement, each party shall redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. Notwithstanding the return of such documents, work papers, and other materials, each party shall be bound by the obligations of confidentiality set forth herein for a period of three (3) years following the effective date of the termination of this Agreement. [signature page follows]

[Signature Page to the Purchase and Assumption Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written. SELLER: CERTUSBANK, N.A. By: /s/ Leonard D. Davenport Name: Leonard D. Davenport Title: Chief Executive Officer BUYER: BANK OF NORTH CAROLINA By: /s/ Richard D. Callicutt II Name: Richard D. Callicutt II Title: President and Chief Executive Officer